                                                                    EXHIBIT 4(f)
                                                                  EXECUTION COPY



================================================================================



                           J. C. PENNEY COMPANY, INC.
                        J. C. PENNEY FUNDING CORPORATION


                              ____________________



                                 $1,500,000,000

                       364-DAY REVOLVING CREDIT AGREEMENT



                          Dated as of December 3, 1996



                              ____________________



               BANK OF AMERICA ILLINOIS, BANKERS TRUST COMPANY,
                   THE CHASE MANHATTAN BANK, CITIBANK, N.A.,
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                 AND NATIONSBANK OF TEXAS, N.A., as Co-Agents


                                      and

                                CREDIT SUISSE,
                            as Administrative Agent



================================================================================

                               TABLE OF CONTENTS
                               -----------------



Article        Section                                                    Page
-------        -------                                                    ----

I.    DEFINITIONS.........................................................   1
               1.01.  Defined Terms.......................................   1
                      -------------
               1.02.  Terms Generally.....................................  15
                      ---------------

II.   THE CREDITS.........................................................  15
               2.01.  Commitments.........................................  15
                      -----------
               2.02.  Loans...............................................  15
                      -----
               2.03.  Competitive Bid Procedure...........................  17
                      -------------------------
               2.04.  Standby Borrowing Procedure.........................  19
                      ---------------------------
               2.05.  Refinancings........................................  20
                      ------------
               2.06.  Fees................................................  20
                      ----
               2.07.  Repayment of Loans; Evidence of the Borrowers'
                      ---------------------------------------------
                       Obligations........................................  20
                       -----------
               2.08.  Interest on Loans...................................  21
                      -----------------
               2.09.  Default Interest....................................  22
                      ----------------
               2.10.  Alternate Rate of Interest..........................  22
                      --------------------------
               2.11.  Termination and Reduction of Commitments............  22
                      ----------------------------------------
               2.12.  Prepayment..........................................  23
                      ----------
               2.13.  Reserve Requirements; Change in Circumstances.......  23
                      ---------------------------------------------
               2.14.  Change in Legality..................................  24
                      ------------------
               2.15.  Indemnity...........................................  25
                      ---------
               2.16.  Pro Rata Treatment..................................  26
                      ------------------
               2.17.  Sharing of Setoffs..................................  26
                      ------------------
               2.18.  Payments............................................  27
                      --------
               2.19.  Taxes...............................................  27
                      -----
               2.20.  Mitigation; Duties of Lenders and
                      ----------------------------------
                       Administrative Agent...............................  29
                       --------------------

III.   REPRESENTATIONS AND WARRANTIES....................................   31
               3.01.  Organization; Powers................................  31
                      --------------------
               3.02.  Authorization.......................................  32
                      -------------
               3.03.  Enforceability......................................  32
                      --------------
               3.04.  Governmental Approvals..............................  32
                      ----------------------
               3.05.  Financial Statements................................  32
                      --------------------
               3.06.  No Material Adverse Change..........................  32
                      --------------------------
               3.07.  Title to Properties; Possession Under Leases........  33
                      --------------------------------------------
               3.08.  Restricted Subsidiaries.............................  33
                      -----------------------
               3.09.  Litigation; Compliance with Laws....................  33
                      --------------------------------
               3.10.  Agreements..........................................  33
                      ----------

                                                                   Contents, p.2

Article        Section                                                     Page
-------        -------                                                     ----

               3.11.  Federal Reserve Regulations.........................  33
                      ---------------------------
               3.12.  Investment Company Act; Public Utility Holding
                      ----------------------------------------------
                       Company Act........................................  34
                       -----------
               3.13.  Use of Proceeds.....................................  34
                      ---------------
               3.14.  Tax Returns.........................................  34
                      -----------
               3.15.  No Material Misstatements...........................  34
                      -------------------------
               3.16.  Employee Benefit Plans..............................  34
                      ----------------------
               3.17.  Support Agreements..................................  34
                      ------------------

IV.    CONDITIONS OF LENDING..............................................  35
               4.01.  All Borrowings......................................  35
                      --------------
               4.02.  First Borrowing.....................................  35
                      ---------------

V.     AFFIRMATIVE COVENANTS..............................................  36
               5.01.  Existence; Businesses and Properties................  36
                      ------------------------------------
               5.02.  Insurance...........................................  36
                      ---------
               5.03.  Obligations and Taxes...............................  37
                      ---------------------
               5.04.  Financial Statements, Reports, etc..................  37
                      ----------------------------------
               5.05.  Litigation and Other Notices........................  38
                      ----------------------------
               5.06.  ERISA...............................................  38
                      -----
               5.07.  Maintaining Records; Access to Properties
                      -----------------------------------------
                       and Inspections....................................  39
                       ---------------
               5.08.  Use of Proceeds.....................................  39
                      ---------------
               5.09.  Pari Passu..........................................  39
                      ----------
               5.10.  Support Agreements..................................  39
                      ------------------

VI.    NEGATIVE COVENANTS.................................................  39
               6.01.  Limitation on Liens--JCPenney.......................  39
                      -----------------------------
               6.02.  Limitations on Senior Funded Indebtedness...........  42
                      -----------------------------------------
               6.03.  Limitations with Respect to Restricted Subsidiaries.  42
                      ---------------------------------------------------
               6.04.  Mergers, Consolidations, Sales of Assets
                      ----------------------------------------
                       and Acquisitions...................................  43
                       ----------------
               6.05.  Limitations on Liens--Funding.......................  44
                      -----------------------------
               6.06.  Conduct of Funding's Business.......................  46
                      -----------------------------

VII.   EVENTS OF DEFAULT..................................................  47

VIII.  THE ADMINISTRATIVE AGENT...........................................  49

IX.    MISCELLANEOUS......................................................  52
               9.01.  Notices.............................................  52
                      -------
               9.02.  Survival of Agreement...............................  53
                      ---------------------
               9.03.  Binding Effect......................................  53
                      --------------
               9.04.  Successors and Assigns..............................  53
                      ----------------------
               9.05.  Expenses; Indemnity.................................  55
                      -------------------
               9.06.  Right of Setoff.....................................  56
                      ---------------
               9.07.  Applicable Law......................................  56
                      --------------

                                                                  Contents, p. 3

Article        Section                                                     Page
-------        -------                                                     ----

               9.08.  Waivers; Amendment..................................  56
                      ------------------
               9.09.  Interest and Charges................................  57
                      --------------------
               9.10.  Entire Agreement....................................  57
                      ----------------
               9.11.  Severability........................................  57
                      ------------
               9.12.  Counterparts........................................  58
                      ------------
               9.13.  Headings............................................  58
                      --------
               9.14.  Jurisdiction; Consent to Service of Process.........  58
                      -------------------------------------------
               9.15.  Confidentiality.....................................  58
                      ---------------
               9.16.  Liability of Borrowers..............................  59
                      ----------------------

Exhibit A-1    Form of Competitive Bid Request
Exhibit A-2    Form of Notice of Competitive Bid Request
Exhibit A-3    Form of Competitive Bid
Exhibit A-4    Form of Standby Borrowing Request
Exhibit B      Form of Guaranty
Exhibit C      Form of Closing Certificate
Exhibit D      Form of Opinion
Exhibit E      Form of Assignment and Acceptance



Schedule 2.01  Commitments
Schedule 3.06  Disclosure
Schedule 3.08  Restricted Subsidiaries
Schedule 3.09  Material Litigation

                        364-DAY REVOLVING CREDIT AGREEMENT dated as of December
                 3, 1996 (the "Agreement"), among J. C. PENNEY COMPANY, INC., a Delaware corporation ("JCPenney"), J. C. PENNEY FUNDING CORPORATION, a Delaware corporation ("Funding"), the lenders listed in Schedule 2.01 (as of any date, together with any permitted assigns hereunder on such date, the "Lenders"), BANK OF AMERICA ILLINOIS, BANKERS TRUST COMPANY, THE CHASE MANHATTAN BANK, CITIBANK, N.A., MORGAN GUARANTY TRUST COMPANY OF NEW YORK and NATIONSBANK OF TEXAS, N.A., as co-agents for the Lenders (in such capacity, the "Co-Agents"), and CREDIT SUISSE, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").



         The Borrowers (as herein defined) have requested the Lenders to extend credit to the Borrowers in order to enable them to borrow on a standby revolving credit basis on and after the Closing Date (as herein defined) and at any time and from time to time prior to the Maturity Date (as herein defined) an aggregate principal amount not in excess of $1,500,000,000 at any time outstanding. The Borrowers have also requested the Lenders to provide a procedure pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on borrowings by the Borrowers scheduled to mature on or prior to the Maturity Date. The proceeds of such borrowings are to be used (i) to finance the purchase by Acquisition Co. (as herein defined) of common stock of Eckerd (as herein defined) pursuant to the Tender Offer (as herein defined),
(ii) to finance the purchase by JCPenney of shares of its own common stock pursuant to the Share Repurchase (as herein defined), (iii) to finance the repayment of certain outstanding indebtedness of Eckerd, (iv) to pay fees and expenses relating to the foregoing transactions and (v) for general corporate purposes, including, without limitation, working capital requirements, liquidity and the repayment of maturing commercial paper and other indebtedness of the Borrowers. The Lenders will extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

         Accordingly, the Borrowers, the Lenders, the Co-Agents and the Administrative Agent agree as follows:


ARTICLE I.  DEFINITIONS

         SECTION 1.01.  Defined Terms.  As used in this Agreement, the following
                        --------------
terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.
          -------------

         "ABR Loan" shall mean any Standby Loan bearing interest at a rate
          --------
determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Acquisition Co." shall mean Omega Acquisition Corporation, a Delaware
          ---------------
corporation, a wholly owned Subsidiary of JCPenney.

         "Additional Costs" shall mean, with respect to any Lender, any
          ----------------
increased costs or reduction in amounts received or receivable or reduction in return on capital incurred or suffered by such Lender and in respect of which such Lender is entitled to request compensation in accordance with Section 2.13.

         "Adjusted CD Rate" shall mean, with respect to any CD Borrowing
          ----------------
requested by any Borrower for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed CD Rate" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to the Administrative Agent on the first Business Day of the Interest Period applicable to such CD Borrowing by three New York City negotiable certificate of deposit dealers of recognized standing selected by the Administrative Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount approximately equal to (x) in the case of a Standby Borrowing, the Administrative Agent's portion of such CD Borrowing and
(y) in the case of a Competitive Borrowing, the product of (1) the aggregate principal amount of such CD Borrowing as specified in the related Competitive Bid Request and (2) the percentage which the Administrative Agent's Commitment represents of the Total Commitment, and with a maturity comparable to such Interest Period.

         "Administrative Fees" shall have the meaning assigned to such term in
          -------------------
Section 2.06(b).

         "Affiliate" shall mean, when used with respect to a specified person,
          ---------
another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "Alternate Base Rate" shall mean, for any day, a rate per annum
          -------------------
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof, "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the rates quoted to the Administrative Agent on such day for such transactions by three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change is announced publicly.

         "Applicable Lending Office" shall mean, for each Lender and for each
          -------------------------
Type of Loan, the office or branch of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in the administrative questionnaire delivered by such Lender to the Administrative Agent or such other office or branch of such Lender (or of an Affiliate of such Lender) as such

Lender may from time to time, in accordance with the terms of this Agreement, specify to the Administrative Agent and the Borrowers as the office or branch by which its Loans of such Type are to be made and maintained.

         "Applicable Rate" shall mean on any date, with respect to each Standby
          ---------------
Loan and with respect to the Facility Fee, as the case may be, the applicable per annum percentage, based upon the ratings applicable on such date to the Index Debt, set forth below:


=====================================================================================================
                                                           Eurodollar    CD                  Facility
                                                           Standby       Standby     ABR     Fee
                                                           Loans         Loans       Loans   Rate
-----------------------------------------------------------------------------------------------------
Level I
-------

 At least A+ by S&P OR at least A1 by Moody's              0.155%        0.280%      0%      0.045%
-----------------------------------------------------------------------------------------------------
Level II
--------

 At least A by S&P OR at least A2 by Moody's
          AND
 Level I does not apply                                    0.175%        0.300%      0%      0.050%
-----------------------------------------------------------------------------------------------------
Level III
--------

 At least A- by S&P OR at least A3 by Moody's
         AND
 neither Level I nor Level II applies                      0.195%        0.320%      0%      0.055%
-----------------------------------------------------------------------------------------------------
Level IV
--------

 At least BBB+ by S&P OR at least Baa1 by Moody's
         AND
 neither Level I, Level II nor Level III applies           0.235%        0.360%      0%      0.065%
-----------------------------------------------------------------------------------------------------
Level V
-------

 At least BBB- by S&P OR at least Baa3 by Moody's
         AND
 neither Level I, Level II, Level III nor Level IV
 applies                                                   0.400%        0.525%      0%       0.150%
-----------------------------------------------------------------------------------------------------
Level VI
--------

 Lower than BBB- by S&P
         AND
 Lower than Baa3 by Moody's                                0.500%        0.625%      0%       0.250%
=====================================================================================================

         For purposes of this definition, (i) except as otherwise provided in the next succeeding paragraph, the applicable Level shall be determined by reference to the higher of the two ratings then in effect with respect to the Index Debt, (ii) if a rating for the Index Debt shall not be available from each rating agency (other than because (a) such rating agency shall no longer be in the business of rating corporate debt obligations or (b) of any other reason outside the control of JCPenney and Funding), the Applicable Rate shall be determined by reference to Level VI and (iii) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first publicly announced by the rating agency making such change.

         Notwithstanding anything to the contrary in this definition, in the event that, at any time, the Numerical Equivalents of the ratings established for the Index Debt shall differ by more than 1, the rating established by each rating agency shall be deemed to be the rating set forth below opposite the Numerical Equivalent corresponding to the Average Numerical Equivalent of the two ratings. As used herein, (a) "Numerical Equivalent" shall mean, with respect to any rating set forth below, the number set forth opposite such rating and (b) "Average Numerical Equivalent" shall mean, at any time, the sum of the respective Numerical Equivalents of the two ratings then in effect divided by 2,
                                                                   ----------
and rounded down, if necessary, to the nearest whole number. In the event that any rating lower than the ratings set forth below shall apply, an appropriate Numerical Equivalent shall be assigned to such rating.


===========================================
S&P           Moody's            Numerical
Rating        Rating             Equivalent
-------------------------------------------
AAA           Aaa                1
-------------------------------------------
AA+           Aa1                2
-------------------------------------------
AA            Aa2                3
-------------------------------------------
AA-           Aa3                4
-------------------------------------------
A+            A1                 5
-------------------------------------------
A             A2                 6
-------------------------------------------
A-            A3                 7
-------------------------------------------
BBB+          Baa1               8
-------------------------------------------
BBB           Baa2               9
===========================================

         In the event that, on the date hereof, the rating of the Index Debt by either rating agency shall have been announced as being on "CreditWatch" or otherwise under review (a "Reviewed Rating"), the Applicable Rate shall be determined by reference to Level III until each such Reviewed Rating is either confirmed or changed, and thereafter shall be determined in accordance with the other provisions of this definition.

         If the rating system of either Moody's or S&P shall change prior to the Maturity Date, or if either such rating agency shall cease to be in the business of rating corporate debt obligations or shall no longer have in effect a rating for any reason outside the control of JCPenney and Funding, the Borrowers and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the absence of such a rating. Pending agreement on any such amendment, (i) if the rating system of one such rating agency shall remain unchanged, or if a rating shall be available from one such rating agency, the Applicable Rate shall be determined by reference to the rating established by such rating agency, and (ii) if no rating for the Index Debt shall be available from either rating agency then (A) for 60 days, the Applicable Rate shall be determined by reference to the rating or ratings most recently available, (B) after 60 days, the Applicable Rate shall be determined by reference to Level V (or Level VI if the Applicable Rate shall have been determined by reference to Level V or Level VI under clause (A) above) and (C) after 180 days, the Applicable Rate shall be determined by reference to Level VI.

         "Assessment Rate" shall mean for any date the then current net annual
          ---------------
assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) actually employed by Morgan Guaranty Trust Company of New York in determining amounts payable by Morgan Guaranty Trust Company of New York to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at Morgan Guaranty Trust Company of New York's domestic offices.

         "Board" shall mean the Board of Governors of the Federal Reserve System
          -----
of the United States.

         "Borrowers" shall mean JCPenney and Funding.
          ---------

         "Borrowing" shall mean any Loan or group of Loans of a single Type made
          ---------
by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) to the same Borrower, which Loans (except in the case of ABR Loans) have the same borrowing date and the same Interest Period.

         "Business Day" shall mean any day (other than a day which is a
          ------------
Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in
                                    --------  -------
connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CD Borrowing" shall mean a Borrowing comprised of CD Loans.
          ------------

         "CD Competitive Loan" shall mean any Competitive Loan bearing interest
          -------------------
at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

         "CD Loan" shall mean any CD Competitive Loan or CD Standby Loan.
          -------

         "CD Standby Loan" shall mean any Standby Loan bearing interest at a
          ---------------
rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

         "Closing Date" shall mean the date on which the conditions precedent
          ------------
specified in Section 4.02 shall have been satisfied.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be
          ----
amended from time to time.

         "Commitment" shall mean, with respect to each Lender, the commitment of
          ----------
such Lender hereunder as set forth as of the date hereof in Schedule 2.01 hereto and, thereafter, in the Register (or as otherwise determined by the parties hereto in the event of manifest error in the Register), as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.11. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

         "Competitive Bid" shall mean an offer by a Lender to make a Competitive
          ---------------
Loan pursuant to Section 2.03.

         "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a
          --------------------
Lender pursuant to Section 2.03(b), (a) in the case of a Eurodollar Competitive Loan or a CD Competitive Loan, the Competitive Margin, and (b) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

         "Competitive Bid Request" shall mean a request made pursuant to Section
          -----------------------
2.03 in the form of Exhibit A-1.

         "Competitive Borrowing" shall mean a Borrowing consisting of a
          ---------------------
Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.03 by the Borrower requesting such Borrowing.

         "Competitive Loan" shall mean a Loan from a Lender to a Borrower
          ----------------
pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan, a CD Competitive Loan or a Fixed Rate Loan.

         "Competitive Margin" shall mean, as to any Eurodollar Competitive Loan
          ------------------
or CD Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate or the Adjusted CD Rate, as applicable, in order to determine the interest rate applicable to such Eurodollar Competitive Loan or CD Competitive Loan, as specified in the Competitive Bid relating to such Eurodollar Competitive Loan or CD Competitive Loan.

         "Control" shall mean the possession, directly or indirectly, of the
          -------
power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Default" shall mean any event or condition which upon notice, lapse of
          -------
time or both would constitute an Event of Default.

         "dollars" or "$" shall mean lawful money of the United States of
          --------------
America.

         "Eckerd" shall mean Eckerd Corporation, a Delaware corporation.
          ------

         "Eligible Assignee" shall mean (a) a commercial bank organized under
          -----------------
the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (c) the central bank of any country which is a member of the Organization for Economic Cooperation and Development.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
          -----
as the same may be amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

         "ERISA Affiliate" shall mean any trade or business (whether or not
          ---------------
incorporated) that is a member of a group of which any Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
          --------------------
Loans.

         "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing
          ---------------------------
interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or
          ---------------
Eurodollar Standby Loan.

         "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest
          -----------------------
at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

         "Events of Default" shall have the meaning assigned to such term in
          -----------------
Article VII.

         "Facility Fee" shall have the meaning assigned to such term in Section
          ------------
2.06(a).

         "Facility Fee Rate" shall mean the applicable per annum rate determined
          -----------------
pursuant to the definition of "Applicable Rate".

         "Fees" shall mean the Facility Fees and the Administrative Fees.
          ----

         "Fixed Rate Borrowing" shall mean a Competitive Borrowing comprised of
          --------------------
Fixed Rate Loans.

         "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a
          ---------------
fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its related Competitive Bid.

         "Funded Indebtedness" of any corporation shall mean, at any date for
          -------------------
the determination thereof, without duplication, the outstanding aggregate principal amount of (a) all indebtedness created, incurred or assumed by such corporation (including, in the case of any Borrower, the Loans made to such Borrower) which by its terms is not payable on demand and which matures by its terms, or which by its terms such corporation has the right at its option to renew or extend to a date, more than one year after the date of determination, whether outstanding on the date hereof or thereafter created, incurred or assumed (including the current portion of any indebtedness which shall constitute Funded Indebtedness at the time of its incurrence), and which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (b) any indebtedness of others of the kinds described in the preceding clause (a) for the payment of which such corporation is responsible or liable as guarantor or otherwise and (c) amendments, renewals and refundings of any such indebtedness; provided, however, that such term shall not include any
                       --------  -------
obligations under leases or any guarantees of obligations of others under leases. It is understood that for the purposes of this definition the term "principal" when used at any date with respect to any indebtedness issued at a discount shall mean the amount of principal of such indebtedness that could be declared due and payable on that date upon the occurrence of one or more events permitting the acceleration of such indebtedness pursuant to the terms of such indebtedness.

         "GAAP" shall mean United States generally accepted accounting
          ----
principles, applied on a consistent basis.

         "Governmental Authority" shall mean any court or governmental agency,
          ----------------------
authority, instrumentality or regulatory body, in each case whether Federal, state, local or foreign.

         "Indenture" shall mean the Indenture dated as of April 1, 1994, between
          ---------
JCPenney and Bank of America National Trust and Savings Association, as trustee.

         "Index Debt" shall mean JCPenney's senior unsecured, non credit-
          ----------
enhanced, publicly held long-term indebtedness.

         "Interest Payment Date" shall mean (a) with respect to any Loan other
          ---------------------
than an ABR Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a CD Loan or Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type and (b) with respect to any ABR Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing that is
          ---------------
a Standby Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower requesting such Borrowing may elect, (b) as to any CD Borrowing that is a Standby Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending 30, 60, 90, 180 or, subject to availability from each Lender, 360 days thereafter, as the Borrower requesting such Borrowing may elect, (c) as to any Eurodollar Borrowing that is a Competitive Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Eurodollar Competitive Loans comprising such Borrowing were extended (which date shall be (A) the numerically corresponding day (or, if there is no numerically corresponding day, the last day) in the calendar month that is 1, 2, 3, 6 or 9 months after the date of such Borrowing or (B) such other date as shall be specified in such Competitive Bids) and (d) as to any CD Competitive Borrowing or Fixed Rate Borrowing, the period specified in the Competitive Bids in which the offers to make the CD Competitive Loans or Fixed Rate Loans comprising such Borrowing were extended, commencing on the date of such Borrowing (which period shall be a period of 30, 60, 90, 180 or 360 days' duration or such other duration as shall be specified in such Competitive Bids); provided, however, that (x) if any Interest Period would end on a day other than
--------  -------
a Business Day,
such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) no Interest Period may be selected that ends later than the Maturity Date then in effect and (z) the Interest Period for any CD Loan made in lieu of, or resulting from the conversion of, a Eurodollar Loan pursuant to Section 2.10 or 2.14 shall be determined in accordance with the provisions of such Section. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Investment" means, with respect to each of Funding and its
          ----------
Subsidiaries only, any acquisition of any of the capital stock of any corporation, or any acquisition of indebtedness of, or any capital contribution, loan or advance to, or any guarantee of an obligation of, any person, except (i) any loan or advance made in connection with the lease, purchase or construction of office space for Funding or any of its Subsidiaries or the purchase of materials, supplies, services or equipment for the offices of Funding or any of its Subsidiaries and (ii) any guarantee or endorsement made in the ordinary course of business in connection with the deposit of items for collection or any guarantee of an obligation of an agent or an employee of Funding or any of its Subsidiaries that is required to meet applicable legal requirements.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for
          ---------
any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%); provided that, to the extent that an interest rate is not
               --------
ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by the LIBO Reference Lenders at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. If any of the LIBO Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining LIBO Reference Lenders or LIBO Reference Lender. Each determination by the Administrative Agent or the LIBO Reference Lenders pursuant to this definition shall be conclusive absent manifest error.

         "LIBO Reference Lenders" shall mean Credit Suisse, Morgan Guaranty
          ----------------------
Trust Company of New York and The First National Bank of Chicago, or such other or additional Lenders as the Borrowers, the Administrative Agent and the Required Lenders shall designate in writing as "LIBO Reference Lenders".

         "Lien" shall mean, with respect to any asset, any mortgage, lien,
          ----
pledge or security interest in or on such asset.

         "Loan" shall mean a Competitive Loan or a Standby Loan, whether made as
          ----
a Eurodollar Loan, a CD Loan, a Fixed Rate Loan or an ABR Loan, as permitted hereby.

         "Margin Stock" shall have the meaning given such term under
          ------------
Regulation U.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on
          -----------------------
the business, assets or financial condition of (i) JCPenney and the Restricted Subsidiaries, taken as a whole, or (ii) Funding and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of any Borrower to perform any of its obligations under this Agreement or (c) a material impairment of the rights of or benefits available to the Lenders under this Agreement (other than any such impairment of rights or benefits that is primarily attributable to (x) action taken by or against one or more Lenders (excluding any action against one or more Lenders taken by any Borrower or Restricted Subsidiary) or (y) circumstances that are unrelated to any Borrower).

         "Material Subsidiary" shall mean, at any date of determination, any
          -------------------
Restricted Subsidiary then having more than 1% of the consolidated assets of JCPenney and its Subsidiaries.

         "Maturity Date" shall mean December 2, 1997.
          -------------

         "Maximum Amount" shall mean, with respect to any amount owing to any
          --------------
Lender under this Agreement or in connection herewith, the maximum amount of interest that such Lender is permitted to charge under applicable law on such amount.

         "Merger" shall mean either (a) the merger of Eckerd with and into
          ------
Acquisition Co., with Acquisition Co. being the surviving corporation of such merger or (b) the merger of Acquisition Co. with and into Eckerd, with Eckerd being the surviving corporation of such merger, with the form of such merger being determined as provided in the Merger Agreement.

         "Merger Agreement" shall mean the Amended and Restated Agreement and
          ----------------
Plan of Merger, dated as of November 2, 1996, among JCPenney, Acquisition Co. and Eckerd.

         "Moody's" shall mean Moody's Investors Service, Inc. and any successor
          -------
thereto that is a nationally recognized rating agency.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
          ------------------
Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Net Tangible Assets" means the aggregate amount at which the assets of
          -------------------
JCPenney and all Restricted Subsidiaries are reflected, in accordance with GAAP as in effect on the date hereof, on the asset side of the consolidated balance sheet, as at the close of a monthly accounting period (selected by JCPenney) ending within the 65 days next preceding the date of determination, of JCPenney and the Restricted Subsidiaries (after deducting all valuation and qualifying reserves relating to said assets), except any of the following described items that may be included among said assets:

               (a) trademarks, patents, goodwill and similar intangibles;

               (b) investments in and advances to Non-Restricted Subsidiaries;
                   and

               (c) capital lease property rights,

after deducting from such amount current liabilities (other than deferred tax effects) as reflected, in accordance with GAAP as in effect on the date hereof, on such balance sheet.

         "Non-Restricted Subsidiary" shall mean any Subsidiary other than the
          -------------------------
Restricted Subsidiaries.

         "Officer's Certificate" of any corporation shall mean a certificate
          ---------------------
signed by a Responsible Officer of such corporation.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to
          ----
and defined in ERISA.

         "Penney Supplier" means any person that supplies goods or services to
          ---------------
JCPenney or any Subsidiary.

         "Penney Supplier Receivables" means the obligations of Penney Suppliers
          ---------------------------
for the payment of money for goods or services sold by JCPenney or any Subsidiary to Penney Suppliers for use in goods or services to be supplied to JCPenney or any Subsidiary.

         "person" shall mean any individual, corporation, partnership, joint
          ------
venture, association, joint-stock company, trust, unincorporated organization or Governmental
Authority.

         "Plan" shall mean any pension plan (other than a Multiemployer Plan)
          ----
subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for employees of any Borrower or ERISA Affiliate.

         "Prime Rate" means the rate of interest publicly announced by Credit
          ----------
Suisse from time to time as its prime rate in effect at its principal office in New York City.

         "Principal Property" means all real property and tangible personal
          ------------------
property owned by JCPenney or a Restricted Subsidiary constituting a part of any store, warehouse or distribution center located within one of the 50 states of the United States or the District of Columbia, exclusive of motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment, and data processing and other office equipment; provided, however, that such term shall not include
                            --------  -------
any such property constituting a part of any such store, warehouse or distribution center unless the net book value of all real property (including leasehold improvements) and store fixtures constituting a part of such store, warehouse or distribution center exceeds .25% of Stockholders' Equity.

         "Receivables" means the obligations of customers for the payment of
          -----------
money arising under agreements between such customers and JCPenney or any Subsidiary.

         "Register" shall have the meaning assigned to such term in
          --------
Section 9.04(d).

         "Regulation G" shall mean Regulation G of the Board as from time to
          ------------
time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to
          ------------
time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to
          ------------
time in effect and all official rulings and interpretations thereunder or thereof.

         "Reportable Event" shall mean any reportable event as defined in
          ----------------
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

         "Required Lenders" shall mean, at any time, (a) for the purposes of
          ----------------
terminating the Commitments pursuant to clause (x) of Article VII, Lenders having Commitments representing at least 66-2/3% of the Total Commitment, (b) for purposes of acceleration pursuant to clause (y) of Article VII, Lenders holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding and (c) for all other purposes, Lenders having Commitments representing greater than 50% of the Total Commitment or, if the Commitments shall have been terminated, Lenders holding Loans representing greater than 50% of the aggregate principal amount of the Loans outstanding.

         "Responsible Officer" of any corporation shall mean the chairman, vice
          -------------------
chairman, president, chief financial officer, treasurer or controller of such corporation or any executive or senior vice president of such corporation.

         "Restricted Margin Stock" shall mean Margin Stock owned by JCPenney or
          -----------------------
any Restricted Subsidiary which represents not more than 33-1/3% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the assets of JCPenney and the Subsidiaries (other than any shares of Margin Stock) that are subject to the provisions of Article VI (including
Section 6.01).

         "Restricted Subsidiary" means any Subsidiary of JCPenney (other than
          ---------------------
Funding) which JCPenney shall, by an Officer's Certificate of JCPenney, have designated as a Restricted Subsidiary and the designation of which as a Restricted Subsidiary shall not have been cancelled by an Officer's Certificate of JCPenney; provided, however, that neither the designation of a Subsidiary as
             --------  -------
a Restricted Subsidiary nor the cancellation of such designation shall be operative if the immediate effect of such designation or cancellation shall be to make Net Tangible Assets less than 200% of the Senior Funded Indebtedness of JCPenney and the Restricted Subsidiaries on a pro forma basis (eliminating intercompany items); and provided, further, that any Officer's Certificate
                         --------  -------
designating a Subsidiary as a Restricted Subsidiary or cancelling such designation shall set forth the Net Tangible Assets and Senior Funded Indebtedness of JCPenney and its Restricted Subsidiaries on a pro forma basis (eliminating intercompany items) and show compliance with the first proviso of this paragraph. Any such designation or cancellation of such designation may be made more than once with respect to any Subsidiary.

         "S&P" shall mean Standard & Poor's Ratings Services and any successor
          ---
thereto that is a nationally recognized rating agency.

         "SEC" shall mean the Securities and Exchange Commission.
          ---

         "Senior Funded Indebtedness" of JCPenney shall mean any Funded
          --------------------------
Indebtedness of JCPenney unless in any instrument or instruments evidencing or securing such Funded Indebtedness or pursuant to which the same is outstanding, or in any amendment, renewal, extension or refunding of such Funded Indebtedness, it is provided that such Funded Indebtedness is subordinate in right of payment to the Loans (a) in the event of any dissolution or winding-up or total or partial liquidation or reorganization of JCPenney, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership or similar proceedings relative to JCPenney and (b) in the event of any default in the payment of principal (including any required prepayments or amortization) of or interest on any Loans of JCPenney. "Senior Funded Indebtedness" of any Restricted Subsidiary means any Funded Indebtedness of such Restricted Subsidiary and the aggregate preference on involuntary liquidation of any class of stock of such Restricted Subsidiary ranking, either as to payment of dividends or distribution of assets, prior to any other class of stock of such Restricted Subsidiary.

         "Share Repurchase" shall mean the purchase by JCPenney of up to
          ----------------
15,000,000 shares of its own common stock.

         "Standby Borrowing" shall mean a Borrowing consisting of simultaneous
          -----------------
Standby Loans from each of the Lenders.

         "Standby Borrowing Request" shall mean a request made pursuant to
          -------------------------
Section 2.04 in the form of Exhibit A-4.

         "Standby Loans" shall mean the revolving loans made by the Lenders to
          -------------
the Borrowers pursuant to Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan, a CD Standby Loan or an ABR Loan.

         "Standby Margin" shall mean, with respect to any Standby Loan, the
          --------------
applicable per annum rate determined pursuant to the definition of "Applicable Rate".

         "Statutory Reserves" shall mean a fraction (expressed as a decimal),
          ------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the actual reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Stockholders' Equity" means the sum, as at the close of a monthly
          --------------------
accounting period (selected by JCPenney) ending within the 65 days next preceding the date of determination, of (a) the aggregate of capital, capital stock, capital surplus, capital in excess of par value of stock, reinvested earnings, earned surplus and net income retained for use in the business (however the foregoing may be designated), after deducting the cost of shares of capital stock of JCPenney held in its treasury, of JCPenney and its consolidated Subsidiaries, determined in accordance with GAAP, plus (b) the amount reflected in such determination as deferred tax effects.

         "Subsidiary" means (a) any corporation of which JCPenney, directly or
          ----------
indirectly, owns more than 50% of the outstanding stock which at the time shall have by the terms thereof ordinary voting power to elect directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, or (b) any such corporation of which such percentage of shares of outstanding stock of the character described in the foregoing clause (a) shall at the time be owned, directly or indirectly, (i) by JCPenney and one or more Subsidiaries as defined in the foregoing clause (a) or
(ii) by one or more such Subsidiaries.

         "Support Agreements" shall mean (a) the Amended and Restated
          ------------------
Receivables Agreement dated as of January 29, 1980, between JCPenney and Funding (formerly J. C. Penney Financial Corporation), as amended by Amendment No. 1 thereto dated as of January 25, 1983, (b) the Loan Agreement dated as of January 28, 1986, between JCPenney and Funding, as amended by Amendment No. 1 thereto dated as of December 26, 1986 and by Amendment No. 2 thereto dated as of November 22, 1996, in each case as amended or modified from time to time in compliance with Section 5.10 and (c) the subordinated Guaranty of the obligations of Funding dated as of December 3, 1996, executed by JCPenney in favor of the Lenders and attached hereto as Exhibit B.

         "Taxes" shall mean, with respect to any Lender or the Administrative
          -----
Agent, any and all U.S. Federal income taxes after application of any relevant treaty or convention and all interest and penalties with respect thereto, attributable to any payment made by any Borrower hereunder to such Lender or the Administrative Agent, as the case may be.

         "Tender Offer" shall mean the offer by Acquisition Co. to purchase
          ------------
50.1% of the common stock of Eckerd.

         "Tender Offer Materials" shall mean the Offer and Schedule 14D-1 dated
          ----------------------
November 7, 1996 filed by Acquisition Co. with the SEC in connection with the Tender Offer, together with all exhibits thereto.

         "Total Commitment" shall mean at any time the aggregate amount of the
          ----------------
Lenders' Commitments, as in effect at such time.

         "Tranche A Credit Agreement" shall mean the $1,500,000,000 Five-Year
          --------------------------
Revolving Credit Agreement dated as of December 3, 1996 among the Borrowers, the financial institutions named therein as lenders (which include certain of the Lenders), Bank of America Illinois, Bankers Trust Company, The Chase Manhattan Bank, Citibank, N.A., Morgan Guaranty Trust Company of New York and NationsBank of Texas, N.A., as co-agents, and Credit Suisse, as administrative agent, as such agreement may be amended from time to time.

         "Transactions" shall mean the collective reference to (a) the
          ------------
consummation of the Tender Offer, the Share Repurchase and the Merger and (b) the execution, delivery and performance by each Borrower of this Agreement, the borrowings hereunder and the use of proceeds thereof.

         "Type", when used in respect of any Loan or Borrowing, shall refer to
          ----
the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Adjusted CD Rate, and the Alternate Base Rate and, in the case of any Fixed Rate Loan, the fixed percentage rate per annum specified by the Lender making such Loan in its related Competitive Bid.

         "Unrestricted Margin Stock" shall mean any Margin Stock owned by
          -------------------------
JCPenney or any Subsidiary which is not Restricted Margin Stock.

         SECTION 1.02.  Terms Generally.  The definitions in Section 1.01 shall
                        ----------------
apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining
                          --------  -------
compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing JCPenney's audited consolidated financial statements referred to in Section 3.05.


ARTICLE II.  THE CREDITS

     SECTION 2.01.  Commitments.  Subject to the terms and conditions and
                    ------------
relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrowers at any time and from time to time on and after the Closing Date and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment, subject, however, to the conditions that (a) at no time shall the outstanding aggregate principal amount of all Loans made by all Lenders exceed the Total Commitment and (b) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender to a Borrower shall equal the product of (i) the percentage which its Commitment represents of the Total Commitment times (ii) the outstanding aggregate principal amount of all Standby Loans made to such Borrower pursuant to Section 2.04. Subject to Section 2.03(h), any Lender may at its discretion make Competitive Loans in an aggregate principal amount up to the amount of the Total Commitment of the Lenders hereunder. Each Lender's Commitment as of the date hereof is set forth opposite its respective name in Schedule 2.01 and, after the date hereof, each Lender's Commitment shall be set forth opposite its respective name in the Register.
Such Commitments may be terminated, reduced or extended from time to time pursuant to Section 2.11.

         Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow hereunder, on and after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

         SECTION 2.02.  Loans.  (a)  Each Standby Loan shall be made as part of
                        ------
a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; provided, however, that the failure of any Lender to make any
                   --------  -------
Standby Loan shall not by itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $25,000,000 (or, if less, an aggregate principal amount equal to the Total Commitment on the date of such Borrowing minus the outstanding aggregate principal amount on such date of all Competitive Loans) and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $25,000,000 (or an aggregate principal amount equal to the remaining available balance of the Total Commitment).

         (b) Subject to Sections 2.10 and 2.14, each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans, CD Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans, CD Standby Loans or ABR Loans, as the Borrower requesting such Competitive Borrowing or Standby Borrowing may specify pursuant to Section 2.03 or 2.04, as the case may be.

         (c) Subject to Section 2.05, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time (11:00 a.m., New York City time, in the case of a Eurodollar Loan), and the Administrative Agent shall by 2:00 p.m., New York City time, transfer by wire the amounts so received in accordance with the instructions of the relevant Borrower or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Standby Loans shall be made by the Lenders pro rata in accordance with Section
2.16. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to it on the date of such Borrowing in accordance with this paragraph (c) and may, in reliance upon such assumption, make a corresponding amount available on such date to the Borrower requesting such Borrowing. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and such Borrower severally agree to pay or repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate; provided, however, that such Borrower shall not in
                              --------  -------
any event have any liability in respect of such repayment under Section 2.15.
If such Lender shall pay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         (e) The Loans of each Type made by each Lender shall be made through and maintained at such Lender's Applicable Lending Office for Loans of such Type. Any Lender may change its Applicable Lending Office for any Type of Loans without the prior written consent of JCPenney so long as (i) such Lender shall have no knowledge that such change would cause it to be unlawful for such Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan and (ii) such Lender shall not be entitled to recoupment, reimbursement or indemnification in accordance with the terms and conditions of Sections 2.13 and 2.15 to the extent that such Lender shall have had knowledge at the time of such change in Applicable Lending Office that such entitlement would arise as a result of such change.

         SECTION 2.03.  Competitive Bid Procedure.  (a)  In order to request
                        --------------------------
Competitive Bids, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Administrative Agent (i) in the case of a Eurodollar Borrowing or a CD Borrowing, not later than 11:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 shall be rejected and the Administrative Agent shall promptly notify the appropriate Borrower of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (x) that the Borrowing then being requested is to be a Eurodollar Borrowing, a CD Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof (which shall be, subject to the third sentence of Section 2.02(a), in a minimum principal amount of $25,000,000 and in an integral multiple of $5,000,000 and (z) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

         (b) The Administrative Agent may, in its sole discretion, make one or more Competitive Bids to the appropriate Borrower responsive to such Borrower's Competitive Bid Request. Each Competitive Bid by the Administrative Agent must be submitted to the Borrower via telecopier, in the form of Exhibit A-3 hereto,
(i) in the case of a Eurodollar Borrowing or CD Borrowing, not later than 8:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 8:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Each Lender may, in its sole discretion, make one or more Competitive Bids to the appropriate Borrower responsive to such Borrower's Competitive Bid Request.
Each Competitive Bid by a Lender must be received by the Administrative Agent via telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Borrowing or CD Borrowing, not later than 9:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:00 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower requesting such Competitive Bids, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in an integral multiple of $5,000,000 (unless such principal amount shall equal the entire principal amount of the Competitive Borrowing requested by such Borrower) and which may equal such entire principal amount) of the Competitive Loan or Loans that the Lender is willing to make to the

Borrower requesting such Competitive Bid, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent via telecopier (A) in the case of a Eurodollar Borrowing or a CD Borrowing, not later than 9:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (B) in the case of a Fixed Rate Borrowing, not later than 9:00 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice
           --------  -------
shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

         (c) The Administrative Agent shall notify the appropriate Borrower by telecopier not later than (i) in the case of a Eurodollar Borrowing or a CD Borrowing, 10:00 a.m., New York City time, three Business Days before the proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, 10:00 a.m., New York City time, on the day of the proposed Competitive Borrowing of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to such Borrower for its records as soon as practicable after completion of the bidding process set forth in this
Section 2.03.

         (d) The appropriate Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d) and paragraph (h) below, accept or reject any Competitive Bid referred to in paragraph (c) above. Such Borrower shall notify the Administrative Agent by telecopier not later than (i) in the case of a Eurodollar Borrowing or a CD Borrowing, 11:30 a.m., New York City time, three Business Days before the proposed Competitive Borrowing and
(ii) in the case of a Fixed Rate Borrowing, not later than 11:30 a.m., New York City time, on the day of the proposed Competitive Borrowing whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph (c) above; provided, however, that (v) the failure by such Borrower to
                     --------  -------
give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (w) such Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (x) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the related Competitive Bid Request, (y) if such Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by such Borrower to exceed the amount specified in the related Competitive Bid Request, then such Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the related Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (z) except pursuant to clause (y) above, no bid shall be accepted for a Competitive Loan unless the principal amount of such Competitive Loan is in an integral multiple of $5,000,000 or is equal to the entire principal amount of the Competitive Borrowing being requested by such Borrower; provided further,
                                                               -------- -------
however, that if a Competitive Loan must be in an amount less than $5,000,000
-------
because of the provisions of clause (y) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (y) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of such Borrower. A notice given pursuant to this paragraph (d) by the appropriate Borrower shall be irrevocable.

         (e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

         (f) The Borrowers shall not make more than 10 Competitive Bid Requests during any 30-day period.

         (g) All notices required by this Section 2.03 shall be given in accordance with Section 9.01.

         (h) At no time shall the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed the Total Commitment in effect at such time.

         (i) The Administrative Agent shall hold in confidence each Competitive Bid received by the Administrative Agent until such Competitive Bid has been disclosed to the appropriate Borrower pursuant to paragraph (d) above.

         SECTION 2.04.  Standby Borrowing Procedure.  In order to request a
                        ----------------------------
Standby Borrowing, a Borrower shall hand deliver or telecopy a Standby Borrowing Request in the form of Exhibit A-4 to the Administrative Agent (a) in the case of a Standby Borrowing that is a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed borrowing, (b) in the case of a Standby Borrowing that is a CD Borrowing, not later than 11:00 a.m., New York City time, two Business Days before a proposed borrowing, and (c) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the day of a proposed borrowing. A Borrower shall be deemed to have given a Standby Borrowing Request if it (i) notifies an officer of the Administrative Agent identified in Section 9.01 by telephone of the content of such Standby Borrowing Request not later than the relevant time set forth above for delivery thereof and (ii) delivers such Standby Borrowing Request to the Administrative Agent as soon as practicable; provided, however, that a Borrower shall not have
                              --------  -------
any right to receive the proceeds of a Standby Borrowing unless the Administrative Agent has received the related written Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing, a CD Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and (iii) except in the case of ABR Borrowings, the Interest Period with respect thereto. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Standby Borrowing comprised of Eurodollar Loans or CD Loans is specified in any such notice, then the Borrower requesting such Borrowing shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing, or 30 days' duration, in the case of a CD Borrowing. If a Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Standby Borrowing of such Borrower comprised of Eurodollar Loans or CD Loans prior to the end of the Interest Period in effect for such Borrowing, then such Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative

Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.04 and of each Lender's portion of the requested Borrowing.

         SECTION 2.05.  Refinancings.  Any Borrower may refinance all or any
                        -------------
part of any Borrowing of such Borrower with a Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Standby Borrowings and Standby Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.07 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the appropriate Borrower pursuant to Section 2.02(c); provided, however, that (i) if the principal amount extended by a
         --------  -------
Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Administrative Agent for distribution to the Lenders described in (ii) below, (ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Administrative Agent shall return the difference to such Lender out of amounts received pursuant to (i) above and
(iii) to the extent any Lender fails to pay to the Administrative Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.07 and shall be payable by the Borrower to which such Loan was made; provided, however, that such
                                             --------  -------
Borrower shall not have any liability under Section 2.15 in respect of any of its payment obligations under this clause (iii).

         SECTION 2.06. Fees.  (a)  The Borrowers agree, jointly and severally,
                       -----
to pay to each Lender, through the Administrative Agent, a facility fee (a "Facility Fee") at a rate per annum equal to the Facility Fee Rate from time to
-------------
time in effect on the amount of the Commitment of such Lender, whether used or unused, from time to time in effect during the period for which such payment is made. All Facility Fees shall be payable quarterly on the last Business Day of each March, June, September and December and on the Maturity Date or such earlier date on which the Commitment of the relevant Lender shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof. All Facility Fees shall be computed in arrears on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the date hereof (or, if later, the date on which such Lender became a Lender) and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

         (b) The Borrowers agree, jointly and severally, to pay to the Administrative Agent from time to time, for its own account, agent and administrative fees (the "Administrative Fees") at such times and in such
                          -------------------
amounts as have been previously agreed upon in writing between the Borrowers and the Administrative Agent.

         (c) All Fees shall be paid on the dates due in immediately available funds. Once paid, none of the Fees shall be refundable, except in the event of manifest error.

         SECTION 2.07.  Repayment of Loans; Evidence of the Borrowers'
                        ----------------------------------------------
Obligations.  Subject to Section 4.01, the outstanding principal balance of each
------------
Competitive Loan and Standby Loan made by any Lender shall be payable (i) except in the case of ABR Loans, on the last day of the Interest Period applicable to such Loan and (ii) on the Maturity Date. Each Competitive

Loan and each Standby Loan shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.08. With respect to each Lender, the entries made in the accounts maintained by the Administrative Agent and such Lender shall be prima facie evidence of the existence and amounts of the monetary obligations payable by any Borrower to such Lender in respect of the Loans made by such Lender to such Borrower; provided that the failure to maintain any such accounts or any error therein
--------
shall not affect the obligations of the Borrowers hereunder.

         SECTION 2.08.  Interest on Loans.  (a)  Subject to the provisions of
                        ------------------
Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum on any date of determination equal to (i) in the case of each Eurodollar Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Standby Margin for such date, and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Loan plus the Competitive Margin offered by the Lender making such Loan and accepted by the Borrower requesting such Loan pursuant to Section
2.03. The LIBO Rate for each Interest Period shall be determined by the Administrative Agent (in consultation, if applicable, with the LIBO Reference Lenders), and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrowers and each Lender of such determination.

         (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, or, when the Alternate Base Rate is determined by reference to the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate. The Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrowers and each Lender of such determination.

         (c) Subject to the provisions of Section 2.09, the Loans comprising each CD Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum on any date of determination equal to (i) in the case of each CD Standby Loan, the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus the Standby Margin for such date and (ii) in the case of each CD Competitive Loan, the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus the Competitive Margin offered by the Lender making such Loan and accepted by the Borrower requesting such Borrowing pursuant to Section 2.03, provided, however,
                                                             --------  -------
that any CD Loan made pursuant to Section 2.10 or 2.14 shall bear interest (computed as described in this paragraph) at a rate per annum on any date of determination equal to the Adjusted CD Rate for the Interest Period applicable to such CD Loan plus the Standby Margin for such date.

         (d) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower requesting the applicable Fixed Rate Borrowing pursuant to Section 2.03.

         (e) Interest on each Borrowing shall be payable on each applicable Interest Payment Date.

         SECTION 2.09.  Default Interest.  If any Borrower shall default in the
                        -----------------
payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by applicable law, on such defaulted amount from the date on which the Administrative Agent first notifies such Borrower that it will be required to pay interest pursuant to this Section on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the Alternate Base Rate plus 2%.

         SECTION 2.10.  Alternate Rate of Interest.  In the event, and on each
                        ---------------------------
occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Required Lenders shall have determined and communicated to the Administrative Agent that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by any Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Administrative Agent and (ii) any request by any Borrower for a Eurodollar Borrowing pursuant to Section 2.04 shall be deemed to be a request for, as applicable, (A) an ABR Borrowing or a CD Borrowing or (B) a refinancing of an ABR Borrowing or a CD Borrowing, as the case may be, with an ABR Borrowing or a CD Borrowing, in each case as such Borrower shall elect by notice to the Administrative Agent not later than 11:00 a.m., New York City time, one Business Day before such refinancing, comprised of ABR Loans or of CD Loans having an Interest Period as close as possible to the Interest Period requested by such Borrower in connection with such Eurodollar Borrowing, provided, that in the
                                                       --------
absence of such election such Borrower shall be deemed to have requested an ABR Borrowing. The parties hereto shall have the same rights and obligations in respect of a deemed request for a CD Borrowing or an ABR Borrowing pursuant to this Section and the CD Loans and ABR Loans made pursuant thereto, and the Commitments shall be utilized by such CD Loans and such ABR Loans, as if such Borrowing were a Standby Borrowing requested, and such Loans were Standby Loans made, pursuant to Section 2.04.

         SECTION 2.11.  Termination and Reduction of Commitments.  (a) Any
                        -----------------------------------------
Commitment that has not been terminated prior to the Maturity Date shall be automatically terminated on the Maturity Date.

         (b) Except as provided in Section 2.20 hereof, upon at least 5 Business Days' prior irrevocable written notice to the Administrative Agent, JCPenney may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that each
                                               --------  -------
partial reduction of the Total Commitment shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $25,000,000 or, if less, the Total Commitment then in effect.

         (c) Except as provided in Section 2.20, each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. Subject to Section 9.09, the Borrowers shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Facility Fees accrued through the date of such termination or reduction.

         SECTION 2.12.  Prepayment.  (a)  Each Borrower shall have the right at
                        -----------
any time and from time to time to prepay any Standby Borrowing of such Borrower, in whole or in part, subject to the requirements of Section 2.15 but otherwise without premium or penalty, upon giving written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent before 10:00 a.m., New York City time, one Business Day prior to such prepayment; provided,
                                                                     --------
however, that each partial prepayment shall be in an amount which is an integral
-------
multiple of $5,000,000 and not less than $25,000,000. Competitive Borrowings may not be prepaid without the prior written consent of the relevant Lender.

         (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Standby Loans outstanding will not exceed the Total Commitment after giving effect to such termination or reduction.

         (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower giving such notice to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section
2.15 but otherwise without premium or penalty.  All prepayments under this
Section 2.12 (other than prepayments of ABR Loans) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.13.  Reserve Requirements; Change in Circumstances.  Subject
                        ----------------------------------------------
to the procedures and limitations of Section 2.20:

         (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on such Lender by the jurisdiction in which such Lender is organized, has its principal office or maintains its Applicable Lending Office for such Loan or by any political subdivision or taxing authority in any such jurisdiction), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender, or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan, CD Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender in its reasonable judgment to be material, then such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered will be paid to such Lender in accordance with
Section 2.20 (i) if such additional costs or reduction shall relate to a particular Loan, by the Borrower to which such Loan was made and (ii) otherwise, by JCPenney. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Loan if it shall have been aware that the change giving rise to such request had been adopted or enacted at the earlier of the time at which the Lender became a party to this Agreement or, with respect to a Competitive Loan, the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

         (b) If the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Applicable Lending Office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender in its reasonable judgment to be material, then subject to Section
2.20 hereof, from time to time such additional amount or amounts as will compensate such Lender for any such reduction suffered will be paid to such Lender in accordance with Section 2.20 (i) if such reduction shall relate to a particular Loan, by the Borrower to which such Loan was made and (ii) otherwise, by JCPenney.

         SECTION 2.14.  Change in Legality.  (a)  Notwithstanding any other
                        -------------------
provision herein, if any change after the date hereof in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Administrative Agent, such Lender may:

               (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by any Borrower for a Standby Borrowing comprised of Eurodollar Loans shall, as to such Lender only, be deemed a request for an ABR Loan or a CD Loan, as such Borrower shall elect by notice to the Administrative Agent not later than 11:00 a.m., New York City time, one Business Day before such Borrowing, having an Interest Period (in the case of a CD Loan) as close as possible to the Interest Period applicable to such Eurodollar Loans unless such declaration shall be subsequently withdrawn; and

               (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans or to CD Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans or, if JCPenney shall so notify the Administrative Agent on the date of such conversion and the Administrative Agent shall have determined that the Adjusted CD Rate can be determined for the Interest Period in question, to CD Loans as of the effective date of such notice as provided in paragraph (b) below.

 In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans or CD Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans. The parties hereto shall have the same rights and obligations in respect of a deemed request for a CD Loan pursuant to clause (i) above and any CD Loan made pursuant to paragraph (a) above, and the Commitments shall be utilized by any such CD Loan, as if such CD Loan were a Standby Loan requested and made pursuant to Section 2.04.

         (b) For purposes of this Section 2.14, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers (in which case any CD Loan resulting from the conversion of such Eurodollar Loan pursuant to clause (ii) of paragraph (a) above shall have an Interest Period as close as possible to the Interest Period applicable to such Eurodollar Loan).

         SECTION 2.15.  Indemnity.  Each Borrower agrees to indemnify the
                        ----------
Administrative Agent and each Lender against any reasonable out-of-pocket loss or expense which the Administrative Agent and/or such Lender may sustain or incur as a consequence of (a) any failure by such Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by such Borrower to borrow or to refinance or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing or continuation has been given pursuant to Section 2.03 or 2.04, (c) any payment, prepayment or conversion of a Eurodollar Loan, CD Loan or Fixed Rate Loan made to such Borrower that is required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto or (d) any default in payment or prepayment of the principal amount of any Eurodollar Loan, CD Loan or Fixed Rate Loan made to such Borrower or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), after the expiration of the applicable grace period, including, in each such case, any reasonable out-of-pocket loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan, CD Loan or Fixed Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by the Administrative Agent and/or such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed (based on the LIBO Rate or Adjusted CD Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined in good faith by the Administrative Agent and/or such Lender) that would be realized by the Administrative Agent and/or such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be; provided, however, that with respect to any Eurodollar Loan or CD Loan for which
--------  -------
the corresponding LIBO Rate or Adjusted CD Rate, as the case may be, is available for the period or Interest Period in question, the amount of interest realized in reemploying such funds shall be computed at such LIBO Rate or Adjusted CD Rate, as the case may be, at the time of the applicable payment, prepayment or failure to borrow. In order to exercise its rights under this Section, the Administrative Agent and/or a Lender shall deliver to the appropriate Borrower a certificate setting forth any amount or amounts which the Administrative Agent and/or such Lender is entitled to receive pursuant to this Section. Such Borrower shall have a 30-Business Day period following the receipt of such certificate (if such Borrower in good faith disagrees with the assertion that any payment under such section is due or with the amount shown as due on such certificate and so notifies the Administrative Agent and/or such Lender of such disagreement within 10 Business Days following receipt of such certificate) to negotiate with the Administrative Agent and/or such Lender, which negotiations shall be conducted by the respective parties in good faith, and to agree upon another amount that will adequately compensate the Administrative Agent and/or such Lender, it being expressly understood that if such Borrower does not provide the required notice of its disagreement as provided above, such Borrower shall pay the amount shown as due on the certificate on the tenth Business Day following receipt thereof and further if such Borrower does provide such required notice, and negotiations are entered into but do not result in agreement by such Borrower and the Administrative Agent and/or such Lender within the 30-Business Day period, then such Borrower shall pay the amount shown as due on the certificate on the last day of such period.

         SECTION 2.16.  Pro Rata Treatment.  Except as required under Sections
                        -------------------
2.14 and 2.20(b), each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees, each reduction of the Commitments and each refinancing of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to utilize the Commitments of each of the Lenders pro rata in accordance with their respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.17.  Sharing of Setoffs.  Each Lender agrees that if it
                        -------------------
shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or
                                --------  -------
purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that, subject to Section 9.06, any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by any Borrowers to such Lender by reason thereof as fully as if such Lender had made a Standby Loan directly to the Borrower in the amount of such participation.

         SECTION 2.18.  Payments.  (a)  Each Borrower shall make each payment
                        ---------
(including principal of or interest on any Borrowing or any Fees or other amounts) required to be made by it hereunder not later than 12:00 (noon), New York City time (11:00 a.m., New York City time, in the case of any payment to be made to the Administrative Agent), on the date when due in dollars to the Administrative Agent, in each case in immediately available funds.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.19.  Taxes.  (a)  If any Borrower shall be required by reason
                        ------
of any change occurring after the date of this Agreement in applicable law or regulation or tax treaty or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having force of law) (a "Change of Law") to deduct any Taxes from or in respect of any sum payable by it hereunder to any Lender or to the Administrative Agent, then except as otherwise provided in this Section 2.19 and subject to Section 2.20, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrowers agree, jointly and severally, to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes") other than any Other Taxes imposed upon any assignment or participation of a Lender's rights, interests and obligations hereunder; provided, however, that the amount the
                                     --------  -------
Borrowers shall be required to pay to a particular Lender in respect of Other Taxes shall not exceed 1% of the aggregate amount of the Loans or, if applicable, the Commitment of such Lender on which such Other Taxes are imposed and provided further, however, that if a Lender is actually aware of the
    ----------------  -------
application of any Other Tax to any such payment, execution, delivery or registration, such Lender shall promptly notify the Borrowers of such Other Tax and the Borrowers shall thereafter have the benefit of the provisions of Section 2.20(b).

         (c) Within 30 days after the date of any payment of Taxes withheld by any Borrower in respect of any payment to any Lender or the Administrative Agent, such Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof or, if such a receipt is not available, a certificate of the treasurer or any assistant treasurer of such Borrower setting forth the amount of such payment and the date on which such payment was made.

         (d) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

         (e) On the date hereof (or, in the case of an entity that becomes a Lender after the date hereof, on the date such entity becomes a Lender) and thereafter as required by applicable law, each Lender that is organized under the laws of a jurisdiction outside the United States shall deliver to JCPenney and the Administrative Agent such certificates, documents or other evidence, and any amendments or supplements to such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-2, 1.441-4(a) or 1.1441-6(c) or any similar or successor provision, properly completed and duly executed by such Lender (or the Administrative Agent) establishing that payments made under this Agreement to such Lender (or to the Administrative Agent) are (i) not subject to withholding under the Code because such payments are effectively connected with the conduct by such Lender (or the Administrative Agent) of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless JCPenney and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to Taxes or are subject to such Taxes at a rate reduced by an applicable tax treaty, the appropriate Borrower shall withhold Taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or to the Administrative Agent) organized under the laws of a jurisdiction outside the United States.

         (f) The Borrowers shall not be required to pay any additional amounts to any Lender (or to the Administrative Agent) pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or the Administrative Agent) to comply with the provisions of paragraph (e) above unless such failure results from a change occurring after the date of this Agreement in applicable law or regulation or tax treaty or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having force of law).

         (g) The Borrowers shall not be liable under this Section 2.19 to any Lender or to the Administrative Agent that has changed the location of its principal office or any of its Applicable Lending Offices after the date (the "Relevant Date") on which it first becomes a party to this Agreement (a "Change in Location") for any Taxes that would have not been imposed but for a Change of Law enacted, promulgated or effective before the Relevant Date, but only to the extent such Taxes exceed the amount the Borrowers were required to pay such Lender or the Administrative Agent pursuant to this Section 2.19 immediately prior to such Change in Location.

         (h) If any Lender or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes indemnified and paid by the Borrower, such

Lender or the Administrative Agent shall promptly notify the Borrowers of the availability of such refund and shall, within 30 days after receipt of a request by JCPenney, apply for such refund at JCPenney's expense. If any Lender or the Administrative Agent receives a refund in respect of any Taxes for which such Lender or the Administrative Agent has received payment from any Borrower hereunder, it shall within 30 days after receipt thereof repay the lesser of such refund and the amount paid by the Borrowers with respect to such Taxes to the appropriate Borrower, in each case net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent and with interest received by such Lender or the Administrative Agent from the relevant taxing authority attributable to such refund; provided, however, that such Borrower, upon the
                             --------  -------
request of such Lender or the Administrative Agent, agrees to return such refund (plus interest, penalties or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to any Governmental Authority.

         (i) Each Lender and the Administrative Agent severally (but not jointly) represents and warrants to the Borrowers that, as of the date such person becomes a party to this Agreement, payments made by the Borrowers to such Lender or to the Administrative Agent in connection with the Agreement are effectively connected with the conduct by such Lender or the Administrative Agent of a trade or business in the United States.

         SECTION 2.20.  Mitigation; Duties of Lenders and Administrative Agent.
                        -------------------------------------------------------
(a) If, with respect to any Lender or the Administrative Agent, an event or circumstance occurs that would entitle such Lender or the Administrative Agent to exercise any of the rights or benefits afforded by Section 2.13 or 2.19(a), such Lender or the Administrative Agent, promptly upon becoming aware of the same, shall take all steps as may be reasonably available (including, as may be applicable, designating a different Applicable Lending Office, making the affected Type of Loan through an Affiliate, or furnishing the proper certificates under any applicable tax laws, tax treaties, conventions, and governmental regulations to the extent that such certificates are legally available to such Lender or to the Administrative Agent) to eliminate or mitigate the effects of any event resulting in the ability of such Lender or the Administrative Agent to exercise rights under any of such Sections; provided,
                                                                    --------
however, that, no Lender or the Administrative Agent shall be under any
-------
obligation to take any step that, in its reasonable judgment, would (i) result in its incurring Additional Costs or taxes in performing its obligations hereunder unless the Borrowers have expressly agreed to reimburse it therefor or
(ii) be materially disadvantageous to such Lender or to the Administrative Agent. Within 60 days after the occurrence of any event giving rise to any rights or benefits provided by Sections 2.13 and 2.19(a) in favor of any Lender or the Administrative Agent, such Lender or the Administrative Agent (i) will notify the Borrowers of such event or circumstance and (ii) provide the Borrowers with a certificate setting forth in reasonable detail (x) the event or circumstance giving rise to any benefit under Sections 2.13 and 2.19(a), (y) the effective date of, and the time period during which, compensation for any Additional Costs or Taxes are being claimed and (z) the determination of amount or amounts claimed thereby and detailed calculations with respect thereto;

provided, however, that if such Lender or the Administrative Agent does not give
--------  -------
the Borrowers such notice and certificate within the 60-day period set forth in this sentence, the Borrowers shall be required to indemnify such Lender or the Administrative Agent only for such Additional Costs and Taxes as are attributable to the period from and after the first date as of which such notice and certificate have been received by the Borrowers. Such Lender or the Administrative Agent shall notify the Borrowers of any change in circumstances with respect to the event specified in the above-described notice and certificate as promptly as practicable after such Lender or the Administrative Agent obtains knowledge thereof. Such certificate shall be conclusive absent manifest error. Notwithstanding the foregoing, no Lender or Administrative Agent shall deliver the notice and certificate described in this paragraph (a) to the Borrowers in respect of any Additional Costs or Taxes unless it is then the general policy of such Lender or the Administrative Agent to pursue similar rights and remedies in similar circumstances under comparable provisions of other credit agreements.

         (b) With respect to Sections 2.13 and 2.19, the Borrowers shall have the right, should any Lender request any compensation or indemnity thereunder, to (i) unless an Event of Default shall have occurred and be continuing, (A) promptly terminate such Lender's Commitment by irrevocable written notice of such termination to such Lender and the Administrative Agent without the necessity of complying with Sections 2.11(b) and (c) hereof, (B) reduce the Total Commitments by the amount of such Lender's Commitment, and (C) pay or prepay in immediately available funds all Loans made by such Lender hereunder, together with accrued and unpaid interest thereon and all other amounts owed to such Lender hereunder, including under Section 2.15 in connection with any such prepayment or (ii) require such Lender to assign its Commitment and Loans, without recourse to or representation or warranty by such Lender, to another Lender or assignee acceptable to the Borrowers and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld; provided, however, that (x) such assignment shall not conflict with any statute,
--------  -------
law, rule, regulation, order or decree of any Governmental Authority and (y) the assigning Lender shall have received from the Borrowers and/or such assignee full payment in immediately available funds of the principal of and interest accrued to the date of such payment on the Loans made by it hereunder to the extent that such Loans are subject to such assignment and all other amounts owed to it hereunder. The Borrowers shall have the right, should the Administrative Agent request any compensation or indemnity under such Sections, to require the Administrative Agent to assign its rights and obligations hereunder to a successor Administrative Agent with the consent of the Required Lenders, which consent shall not be unreasonably withheld.

         (c) With respect to Sections 2.13 or 2.19 (i) other than with respect to Section 2.19(b), no Lender or Administrative Agent shall be entitled to exercise any right or benefit afforded thereby and no Borrower shall be obligated to reimburse any Lender or the Administrative Agent pursuant to such Sections unless (x) such Lender or the Administrative Agent has delivered to the Borrowers in accordance with Section 9.01 the notice and the certificate described in Section 2.20(a) hereof and (y) the affected Borrower has had a 30-Business Day period following the receipt of such notice and certificate (if such Borrower in good faith disagrees with the assertion that any payment under such Sections is due or with the amount shown as due on such certificate and so notifies the Lender or the Administrative Agent of such disagreement within 10 Business Days following receipt of the notice and certificate) to negotiate with the requesting Lender or the Administrative Agent, which negotiations shall be conducted by the respective parties in good faith, and to agree upon another amount that will adequately compensate such Lender or the Administrative Agent, it being expressly understood that if such Borrower does not provide the required notice of its disagreement as provided above, such Borrower shall pay the amount shown as due on the certificate on the tenth Business Day following receipt thereof and further if such Borrower does provide such required notice, and negotiations are entered into but do not result in agreement by such Borrower and such Lender or the Administrative Agent within the 30-Business Day period, then such Borrower shall pay the amount shown as due on the certificate on the last day of such period, but in either event not earlier than the date as of which the relevant Additional Costs or Taxes are incurred, (ii) other than with respect to Other Taxes, unless the appropriate notice and certificate are delivered to the Borrowers within the 60-day period described in Section 2.20(a), the Borrowers shall be liable only for Additional Costs, Taxes or amounts required to be paid which are attributable to the period from and after the date such notice and certificate have been received by the Borrowers, (iii) the Borrowers' liability for any amounts incurred as a result of any change in Applicable Lending Office shall be limited as set forth in Section 2.02(e), (iv) in no event shall the Borrowers be liable for any taxes (other than Other Taxes) that would not have been imposed but for a connection between such Lender or the Administrative Agent (other than by reason of the activities contemplated by this Agreement) and the relevant taxing jurisdiction, (v) each Lender or the Administrative Agent shall in good faith allocate all Additional Costs, Taxes, and payments required to be made fairly among all its commitments and credit extensions (whether or not it seeks compensation from all affected borrowers), (vi) no Lender or Administrative Agent shall be entitled to exercise any right or benefit afforded hereby or receive any payment otherwise due under Sections 2.13 or 2.19 (including without limitation, any repayment by a Borrower of any refund of Taxes pursuant to Section 2.19(h)) which arises from any gross negligence, fraud or wilful misconduct of any Lender or the Administrative Agent, or the failure of such Lender or the Administrative Agent to comply with the terms of this Agreement, (vii) if a Lender or the Administrative Agent shall have recouped any amount or received any offsetting tax benefit (other than a refund of Taxes as described in Section 2.19(h)) or reserve or capital benefits theretofore paid to it by such Borrower, such Lender or the Administrative Agent shall promptly pay to such Borrower an amount equal to the amount of the recoupment received by such Lender or the Administrative Agent reduced by any reasonable out-of-pocket expenses of such Lender or the Administrative Agent attributable to such recoupment, as determined in good faith by such Lender or the Administrative Agent, and (viii) the liability of either Borrower to any Lender or the Administrative Agent with respect to any taxes shall be reduced to the extent that such Lender or the Administrative Agent receives an offsetting tax benefit (or could have received such a benefit by taking reasonable measures to receive it); provided, however, that there shall not be any reductions
                --------  -------
pursuant to this clause (viii) with respect to any tax benefit (x) the existence of which such Lender or the Administrative Agent is unaware, (y) the claiming of which would result in any cost or tax to such Lender or the Administrative Agent (unless such Borrower shall have agreed to pay its reasonably allocable portion of such cost or tax) and (z) unless such Borrower shall agree to indemnify the Lender or the Administrative Agent to the extent any tax benefit taken into account under this clause (viii) is thereafter lost or becomes unavailable.

              (d) In addition to their obligations under Section 2.19 hereof, each of the Lenders and the Administrative Agent hereby agrees to execute and deliver, and to make any required filings of, all certificates, agreements, documents, reports, statements and other instruments as are reasonably necessary to effectuate the purposes of this Section 2.20 and Sections 2.13 and 2.19. The Borrowers agree, jointly and severally, to pay all filing fees incurred by any Lender or the Administrative Agent in performing its obligations under this
Section 2.20.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

              The Borrowers represent and warrant to each of the Lenders that:

     SECTION 3.01.  Organization; Powers.  Each of the Borrowers and the
                    ---------------------
Restricted Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of each Borrower, has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

         SECTION 3.02.  Authorization.  The Transactions (a) have been duly
                        --------------
authorized by all requisite corporate and, if required, stockholder action and
(b) will not (i) violate (A) any applicable provision of law, statute, material rule or material regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of JCPenney, Funding or any Restricted Subsidiary, (B) any applicable material order of any Governmental Authority or (C) any material provision of any indenture, agreement or other instrument to which JCPenney, Funding or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, in each case in any material respect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by JCPenney, Funding or any Restricted Subsidiary.

         SECTION 3.03.  Enforceability.  This Agreement has been duly executed
                        ---------------
and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws relating to or affecting creditors' rights generally and (b) general principles of equity.

         SECTION 3.04.  Governmental Approvals.  No action, consent or approval
                        -----------------------
of, registration or filing with, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except (a) such as have been made or obtained and are in full force and effect or as to which the failure to be made or obtained and in full force and effect would not result in a Material Adverse Effect and (b) such periodic and current reports, if any, as (i) are required to disclose the Transactions and (ii) will be filed with the SEC on a timely basis.

         SECTION 3.05.  Financial Statements.  Each of JCPenney and Funding has
                        ---------------------
heretofore furnished to the Lenders its consolidated balance sheets and related consolidated statements of income and cash flows (a) as of and for the fiscal year ended January 27, 1996, audited by and accompanied by the opinion of KPMG Peat Marwick L.L.P., independent public accountants, and (b) as of and for the fiscal quarter and the portion of the fiscal year ended July 27, 1996, as filed by JCPenney or Funding, as the case may be, with the SEC on Form 10-Q in respect of such fiscal quarter. Such financial statements fairly present the financial position, results of operations and cash flows of JCPenney and its Subsidiaries, or of Funding and its Subsidiaries, as the case may be, in accordance with GAAP, subject, in the case of the financial statements referred to in clause (b) above, to normal year-end audit adjustments.

         SECTION 3.06.  No Material Adverse Change.  Except as set forth on
                        ---------------------------
Schedule 3.06, as of the date hereof, there has been no material adverse change in the business, assets, operations or financial condition of JCPenney, Funding or JCPenney and the Restricted Subsidiaries taken as a whole since January 27, 1996.

         SECTION 3.07.  Title to Properties; Possession Under Leases.  (a)  Each
                        ---------------------------------------------
of the Borrowers and the Restricted Subsidiaries has good and marketable title to all its Principal Properties, except for minor defects in title and other restrictions that do not interfere with its ability to conduct its business as currently conducted or to utilize such Principal Properties for their intended purposes. All the Principal Properties are free and clear of Liens, other than Liens expressly permitted by Section 6.01.

         (b) Each of the Borrowers and the Restricted Subsidiaries has valid leasehold interests in all the material properties that it purports to hold under lease, except for restrictions that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Each of the Borrowers and the Restricted Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect, except in each case for provisions of such leases that are being contested in good faith in the ordinary course of the Borrower's business. Each of the Borrowers and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         SECTION 3.08.  Restricted Subsidiaries.  Schedule 3.08 sets forth as of
                        ------------------------
the date hereof a list of all the Restricted Subsidiaries and the percentage ownership interest of JCPenney therein. JCPenney owns, free and clear of all Liens, all the issued and outstanding shares of the capital stock of Funding, and all such outstanding shares are validly issued, fully paid and nonassessable.

         SECTION 3.09.  Litigation; Compliance with Laws. (a)  Except as set
                        ---------------------------------
forth in Schedule 3.09 or as subsequently disclosed in writing to the Lenders, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Borrower, threatened against or affecting JCPenney or Funding or any Restricted Subsidiary or any business, property or rights of any such person (i) which involve this Agreement or the borrowings hereunder or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect.

         (b) None of the Borrowers or the Restricted Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would result in a Material Adverse Effect.

         SECTION 3.10.  Agreements.  (a)  None of the Borrowers or the
                        -----------
Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or would result in a Material Adverse Effect.

         (b) None of the Borrowers or the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing indebtedness for money borrowed, or any other material agreement or instrument to which it is a party or by which it or any of its material properties or material assets are bound, where such default would result in a Material Adverse Effect.

         SECTION 3.11.  Federal Reserve Regulations.  (a)  None of the Borrowers
                        ----------------------------
or the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, in each case in violation of the applicable requirements of the Regulations of the Board (including Regulation G, U or X), or (ii) for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board (including Regulation G, U or X).

         SECTION 3.12.  Investment Company Act; Public Utility Holding Company
                        ------------------------------------------------------
Act.  None of the Borrowers is (a) an "investment company" as defined in, or
----
subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13.  Use of Proceeds.  The Borrowers will use the proceeds of
                        ----------------
the Loans only for the purposes specified in the preamble to this Agreement.

         SECTION 3.14.  Tax Returns.  Each of the Borrowers and the Restricted
                        ------------
Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the appropriate Borrower or Restricted Subsidiary shall have set aside on its books adequate reserves.

         SECTION 3.15.  No Material Misstatements.  No information, report,
                        --------------------------
financial statement, exhibit or schedule furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or included herein or delivered pursuant hereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

         SECTION 3.16.  Employee Benefit Plans.  During the immediately
                        ----------------------
preceding six-year period with respect to the Plans, there were no: (a) violations known to the Borrowers of ERISA, or (b) Reportable Events (other than a Reportable Event for which the PBGC has waived the 30-day notice requirement of Section 4043(a) of ERISA), that would, individually or in the aggregate, result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used to fund such Plan) does not exceed the value of the assets of such Plan. None of the Borrowers or the ERISA Affiliates has made contributions to any Multiemployer Plan within the past five years, and such contributions are not now being made or expected to be required.

         SECTION 3.17.  Support Agreements.  The Support Agreements have been
                        -------------------
duly executed and delivered by JCPenney and, where applicable, Funding and, as of the date hereof, are in full force and effect in accordance with their terms. A complete and correct copy of each Support Agreement as in effect on the date hereof has previously been furnished to each Lender and to the Administrative Agent.

ARTICLE IV.  CONDITIONS OF LENDING

         The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.01.  All Borrowings.  Subject to the provisions of the last
                        ---------------
sentence of this Section 4.01, on the date of each Borrowing:

               (a) The Administrative Agent shall have received such notice of such Borrowing as is required by Section 2.03 or Section 2.04, as applicable.

               (b) The representations and warranties set forth in Article III hereof (except, in the case of all Borrowings hereunder, the representation set forth in Section 3.06) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

               (c) At the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing (other than any new Borrowing described in the last sentence of this Section 4.01) shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01. Notwithstanding the other provisions of this Section 4.01, the refinancing of any Borrowing with a new Borrowing that does not increase the outstanding aggregate principal amount of the Loans of any Lender shall not be subject to the satisfaction of any of the foregoing conditions.

         SECTION 4.02.  First Borrowing.  The obligation of each Lender to make
                        ----------------
its initial Loan is subject to the satisfaction of the following conditions:

               (a) The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower and each Lender and (ii) the subordinated Guaranty of JCPenney, substantially in the form of Exhibit B, executed and delivered by a duly authorized officer of JCPenney.

               (b) The Administrative Agent shall have received a Closing Certificate of each Borrower, substantially in the form of Exhibit C, with appropriate insertions and attachments.

               (c) Acquisition Co. shall have acquired at least 50.1% of the outstanding common stock of Eckerd in accordance with the Tender Offer Materials concurrently with the making of the initial Loans. The Tender Offer Materials shall not have been waived, amended, supplemented or otherwise modified in any material respect (other than to the extent necessary to extend the expiration date of the Tender Offer) without the prior written consent of the Required Lenders.

               (d) All governmental and third party approvals (including approvals under the Hart-Scott-Rodino Antitrust Improvements Act of
         1976) the absence of which would have a Material Adverse Effect shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which has restrained, prevented or otherwise imposed materially adverse conditions on the Transactions.

               (e) The Lenders shall have received the upfront fees previously agreed by the Borrowers to be paid to the Lenders.

               (f) The Administrative Agent shall have received an executed opinion of counsel to the Borrowers, dated the date hereof, substantially in the form of Exhibit D.


ARTICLE V.  AFFIRMATIVE COVENANTS

     The Borrowers covenant and agree with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under this Agreement shall be unpaid, unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will, and will cause each of the Restricted Subsidiaries to:

          SECTION 5.01.  Existence; Businesses and Properties.  (a)  Do or cause
                         -------------------------------------
to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as would not cause a Default under Section
6.04 or otherwise cause an Event of Default under this Agreement.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; except in each case where the failure to do so would not result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this
                                 --------  -------
paragraph (b) shall prevent any Borrower or Restricted Subsidiary from discontinuing the operation and maintenance of any of its properties no longer deemed useful in the conduct of its business.

         SECTION 5.02.  Insurance.  Maintain insurance and/or self insurance
                        ----------
programs in force that adequately protect the Principal Properties and the public liability exposures of the Borrowers, as may be required by law, and as is customary with companies in the same or similar businesses or of the same general financial net worth.

         SECTION 5.03.  Obligations and Taxes.  Pay and discharge promptly when
                        ----------------------
due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its properties, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any material part thereof; provided, however, that such
                                                   --------  -------
payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (b) the applicable Borrower has made appropriate reserves therefor as required by GAAP.

         SECTION 5.04.  Financial Statements, Reports, etc.  In the case of the
                        -----------------------------------
Borrowers, furnish to the Administrative Agent (with sufficient copies for each Lender) for distribution to the Lenders:

               (a) as soon as available and in any event within 120 days after the end of each fiscal year, a copy of the reports filed by each of JCPenney and Funding with the SEC on Form 10-K in respect of such fiscal year, accompanied by JCPenney's annual report in respect of such fiscal year or, if either of JCPenney or Funding is not required to file such a report in respect of such fiscal year, the consolidated balance sheets and related consolidated statements of income and cash flows of JCPenney and its Subsidiaries, or of Funding and its Subsidiaries, as the case may be, as of the close of such fiscal year, all audited by KPMG Peat Marwick L.L.P., or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall be in scope and substance reasonably satisfactory to the Required Lenders) to the effect that such consolidated financial statements fairly present the financial position, results of operations and cash flows of JCPenney and its Subsidiaries or of Funding and its Subsidiaries, as the case may be, in accordance with GAAP;

               (b) as soon as available and in any event within 60 days after the end of each of the first three quarterly periods of each fiscal year, a copy of the quarterly reports filed by each of JCPenney and Funding with the SEC on Form 10-Q in respect of such quarterly period, or if either of JCPenney or Funding is not required to file such a report in respect of such quarterly period, the consolidated balance sheets and related consolidated statements of income and cash flows of JCPenney and its Subsidiaries, or of Funding and its Subsidiaries, as the case may be, as of the close of such fiscal quarter, certified by its chief financial officer, treasurer or controller as fairly presenting the financial position, results of operations and cash flows of JCPenney and its Subsidiaries or of Funding and its Subsidiaries, as the case may be, in accordance with GAAP, subject to normal year-end audit adjustments;

               (c) concurrently with any delivery of financial statements by JCPenney or Funding under (a) above (whether contained in a report filed with the SEC or otherwise), a certificate of its chief financial officer, president, treasurer or controller (i) stating that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) with respect to JCPenney, setting forth computations in reasonable detail demonstrating compliance with the covenant contained in Section 6.02;

               (d) promptly after the same become publicly available, copies of all documents and reports that any Borrower may be required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or with any Governmental Authority succeeding to any of or all the functions of the SEC;

               (e) promptly after the execution and delivery thereof by the parties thereto, copies of all agreements and other instruments that have the effect of amending, modifying or waiving any provision of a Support Agreement; and

               (f) promptly, from time to time, such other documents and information regarding the operations, business affairs and financial condition of any Borrower or Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.05.  Litigation and Other Notices.  Furnish to the
                        -----------------------------
Administrative Agent prompt written notice of the following promptly after becoming aware thereof:

               (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

               (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Borrower or Restricted Subsidiary which, if adversely determined, would result in a Material Adverse Effect; and

               (c) any development that has resulted in, or would result in, a Material Adverse Effect.

         SECTION 5.06.  ERISA.  (a)  Comply in all material respects with the
                        ------
applicable provisions of ERISA and (b) furnish to the Administrative Agent and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of any Borrower or ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Events could reasonably be expected to result in liability of the Borrowers and/or the Restricted Subsidiaries to the PBGC in an aggregate amount exceeding $200,000,000, a statement of a Responsible Officer of JCPenney setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that any Borrower or ERISA Affiliate receives from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans and (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Responsible Officer of JCPenney setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC. Any failure to comply with applicable provisions of ERISA shall not be deemed to be material, unless such failure or failures would result in a Material Adverse Effect.

         SECTION 5.07.  Maintaining Records; Access to Properties and
                        ---------------------------------------------
Inspections.  Maintain all financial records in accordance with GAAP and permit
------------
any representatives designated by any Lender to (a) visit and inspect the financial records and the Principal Properties of any Borrower or Restricted Subsidiary during business hours upon reasonable notice, (b) make extracts from and copies of such financial records, (c) discuss the affairs, finances and condition of any Borrower or Restricted Subsidiary with the chief financial officer, treasurer or any assistant treasurer of any Borrower or Restricted Subsidiary and (d) discuss the affairs, finances and condition of any Borrower or Restricted Subsidiary with such person's independent accountants in the presence of any of the chief financial officer, treasurer or any assistant treasurer of such person. No such inspection, discussion or other right granted under this Section 5.07 and exercised by any Lender shall disrupt the normal and ordinary conduct of business of any Borrower or Restricted Subsidiary, and all costs and expenses incurred in connection therewith, shall, prior to the occurrence and continuance of an Event of Default, be borne by the Lender exercising such right.

         SECTION 5.08.  Use of Proceeds.  Use the proceeds of the Loans only for
                        ----------------
the purposes set forth in the preamble to this Agreement.

         SECTION 5.09.  Pari Passu.  Ensure that (a) the payment obligations of
                        -----------
any Borrower under this Agreement will at all times rank at least equally and ratably in all respects with the claims of any other unsecured creditor of such Borrower and (b) the proceeds of any Loan made to Funding will be used for the purpose of making either (i) Investments of the type referred to in clause (v) of Section 6.06(c) or (ii) loans to JCPenney constituting senior unsecured indebtedness of JCPenney, and not for any other purpose.

         SECTION 5.10.  Support Agreements.  Ensure that (a) each Support
                        -------------------
Agreement remains in full force and effect in accordance with its terms and (b) no amendment or modification is made to any Support Agreement or any of the terms thereof, and no waiver is given or agreed to be given by or on behalf of Funding with respect to any of its rights under any Support Agreement, which would have a Material Adverse Effect.


ARTICLE VI.  NEGATIVE COVENANTS

         Each Borrower covenants and agrees with each Lender and the Administrative Agent, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under this Agreement shall be unpaid, unless the Required Lenders shall otherwise consent in writing, as follows:

         SECTION 6.01.  Limitation on Liens--JCPenney.  JCPenney will not, and
                        ------------------------------
will not permit any Restricted Subsidiary to, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (referred to in this Section 6.01 as "indebtedness") secured by any Lien upon any Principal Property, or shares of capital stock (other than Unrestricted Margin Stock) or evidences of indebtedness for money borrowed issued by any Restricted Subsidiary and owned by JCPenney or any Restricted Subsidiary, whether owned on the date hereof or thereafter acquired, without making effective provision whereby the Loans made to JCPenney are secured by such Lien equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured; provided, however, that the foregoing
                                  --------  -------
restriction shall not apply to indebtedness secured by any of the following:

               (i) Liens on any property existing at the time of acquisition thereof by JCPenney or any Restricted Subsidiary;

               (ii) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with JCPenney or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to JCPenney or any Restricted Subsidiary, provided that such Lien as a result of such
                                    --------
         merger, consolidation, sale, lease or other disposition is not extended to property owned by JCPenney or such Restricted Subsidiary immediately prior thereto;

               (iii) Liens on property of a corporation existing at the time such corporation first becomes a Restricted Subsidiary;

               (iv) Liens securing indebtedness of a Restricted Subsidiary to JCPenney or to another Restricted Subsidiary;

               (v) Liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving such property, or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than twelve months after the later of (a) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such property or (b) the placing in operation of such property or of such property as so substantially repaired or altered, constructed, developed or substantially improved;

               (vi) Liens securing indebtedness payable on demand or not more than one year after the date as of which the determination is made (excluding any indebtedness renewable or extendable at the option of the debtor for a period or periods ending more than one year after the date as of which such determination is made), which indebtedness in accordance with GAAP would be included among current liabilities;

               (vii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) through (vi), inclusive; provided, however, that the principal amount of indebtedness secured
         --------  -------
         thereby and not otherwise authorized by said clauses (i) through (vi), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;

               (viii) Liens arising under workmen's compensation laws, unemployment insurance laws and old age pensions or other social security benefits or other similar laws;

               (ix) Liens securing the performance of bids, tenders, leases, contracts, statutory obligations, surety and appeal bonds, and other obligations of like nature, incurred in the ordinary course of business;

               (x) Liens imposed by law, such as carriers', warehouseman's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business with respect to obligations not then delinquent, or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established;

               (xi) Liens for taxes to the extent nonpayment thereof shall be permitted by Section 5.03 hereof;

               (xii) Liens incidental to the normal conduct of the business of JCPenney and its Restricted Subsidiaries or the ownership of their property and not securing Funded Indebtedness (including zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto and with respect to leasehold interests, Liens that are incurred, created, assumed or permitted to exist and arise by, through or under or are asserted by a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially impair the value or use of the property used in the business of JCPenney and its Restricted Subsidiaries taken as a whole, or the use of such property for the purpose for which such property is held;

               (xiii) Liens arising from capitalized lease obligations, such Liens not to extend to any other property of JCPenney;

               (xiv) Liens in respect of litigation or other similar proceedings in an amount not to exceed $500,000,000 on an aggregate basis (i) the validity of which is being currently contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of such proceedings shall be stayed during such proceedings) and (ii) for which adequate reserves shall have been established;

               (xv) Liens in respect of leases or subleases granted to other persons in the ordinary course of business and not materially interfering with the conduct of business of JCPenney and its Restricted Subsidiaries;

               (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by JCPenney or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of JCPenney and its Restricted Subsidiaries; or

               (xvii) Liens in favor of customs and revenue authorities arising as a matter of law securing payment of customs duties in connection with the importation of goods.

         Notwithstanding the provisions of the immediately preceding sentence, JCPenney or any Restricted Subsidiary may issue, assume or guarantee indebtedness secured by Liens which would otherwise be subject to the restrictions of this Section in an aggregate amount which, together with all attributable debt (as defined in Section 5.09(b) of the Indenture) outstanding pursuant to Section 5.09(b) of the Indenture, all Senior Funded Indebtedness outstanding pursuant to the second sentence of Section 6.03(a), the capitalized amount of all capitalized leases referred to in Section 6.05(j), and all indebtedness outstanding pursuant to this sentence, does not exceed 5% of Stockholders' Equity.

         SECTION 6.02.  Limitations on Senior Funded Indebtedness.  JCPenney
                        ------------------------------------------
will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Senior Funded Indebtedness (otherwise than in connection with any renewal, extension or refunding of Senior Funded Indebtedness which does not, except for any premium or fee payable in connection with such renewal, extension or refunding, increase the unpaid principal amount of Senior Funded Indebtedness outstanding), or sell, transfer or otherwise dispose of any Senior Funded Indebtedness of a Restricted Subsidiary, unless, after giving effect thereto and to the retirement of any Senior Funded Indebtedness to be retired substantially concurrently therewith, Net Tangible Assets shall be at least 200% of Senior Funded Indebtedness of JCPenney and the Restricted Subsidiaries (eliminating intercompany items).

         SECTION 6.03.  Limitations with Respect to Restricted Subsidiaries.
                        ----------------------------------------------------
(a) JCPenney will not permit any Restricted Subsidiary to issue, assume or guarantee any Senior Funded Indebtedness; provided, however, that the foregoing
                                          --------  -------
restriction shall not apply to any of the following:

               (i) Senior Funded Indebtedness secured by a Lien permitted under the first sentence of Section 6.01;

               (ii) Senior Funded Indebtedness of a corporation existing at the time such corporation is merged into or consolidated with a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to a Restricted Subsidiary;

               (iii) Senior Funded Indebtedness of a corporation existing at the time such corporation first becomes a Restricted Subsidiary:

               (iv) Senior Funded Indebtedness of a Restricted Subsidiary to or held by JCPenney or another Restricted Subsidiary; or

               (v) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Senior Funded Indebtedness referred to in the foregoing clauses (i) through (iv), inclusive; provided, however, that the principal amount
                                  --------  -------
         or the aggregate preference on involuntary liquidation, as the case may be, of Senior Funded Indebtedness issued pursuant to such extension, renewal or replacement and not otherwise authorized by said clauses (i) through (iv), inclusive, shall not exceed the principal amount or the aggregate preference on involuntary liquidation, as the case may be, of the Senior Funded Indebtedness so extended, renewed or replaced, plus any premium or fee payable in connection with any such extension, renewal or replacement.

         Notwithstanding the provisions of the immediately preceding sentence, any Restricted Subsidiary may issue, assume or guarantee Senior Funded Indebtedness which would otherwise be subject to the restrictions of this
Section 6.03(a) in an aggregate amount which, together with all indebtedness outstanding pursuant to the second sentence of Section 6.01, all attributable debt (as defined in Section 5.09(b) of the Indenture) outstanding pursuant to
Section 5.09(b) of the Indenture and all Senior Funded Indebtedness of the Restricted Subsidiaries outstanding pursuant to this sentence, does not exceed 5% of Stockholders' Equity.

         (b) JCPenney will not, and will not permit any Restricted Subsidiary to, (i) sell or transfer (except to JCPenney or a Restricted Subsidiary) any Senior Funded Indebtedness of a Restricted Subsidiary, except Senior Funded Indebtedness secured by a Lien permitted under the provisions of the first sentence of Section 6.01 and except to carry out a transaction permitted by
Section 6.03(c) or (ii) sell or transfer (except, in each case, to the extent, if any, required to qualify directors of a Restricted Subsidiary under applicable law or to permit any person to maintain his proportionate interest in a Restricted Subsidiary or except to effect dissolution of any such Restricted Subsidiary or to carry out a transaction permitted by Section 6.03(c) or except to JCPenney or a Restricted Subsidiary) any shares of common stock of a Restricted Subsidiary, unless all the common stock of such Restricted Subsidiary at the time owned by JCPenney and the Restricted Subsidiaries shall be sold or transferred at the same time and unless thereafter Net Tangible Assets shall be at least 200% of Senior Funded Indebtedness of JCPenney and the Restricted Subsidiaries (eliminating intercompany items); provided that JCPenney and the
                                               --------
Restricted Subsidiaries will be permitted to sell, transfer and otherwise dispose of Unrestricted Margin Stock without regard to the foregoing restrictions.

         (c) JCPenney will not permit any Restricted Subsidiary to sell or otherwise dispose of its assets substantially as an entirety or consolidate with or merge into any other corporation, unless the corporation to which such assets shall be sold or otherwise disposed of or which shall be formed by or result from such consolidation or merger shall be JCPenney or any Restricted Subsidiary or unless thereafter Net Tangible Assets shall be at least 200% of Senior Funded Indebtedness of JCPenney and the Restricted Subsidiaries (eliminating intercompany items); provided that JCPenney and the Restricted Subsidiaries will
                     --------
be permitted to sell, transfer and otherwise dispose of Unrestricted Margin Stock without regard to the foregoing restrictions.

         SECTION 6.04.  Mergers, Consolidations, Sales of Assets and
                        --------------------------------------------
Acquisitions.  (a)  JCPenney shall not consolidate with or merge into any other
-------------
corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

               (i) the corporation formed by such consolidation or into which JCPenney is merged or the person which acquires by conveyance or transfer the properties and assets of JCPenney substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an instrument in writing (delivered to the Lenders) the due and punctual payment of the principal and interest, if any, on all the Loans and all other amounts payable by JCPenney under this Agreement and all the rights, interests and other obligations of JCPenney under this Agreement;

               (ii) immediately after giving effect to such transaction, (x) the representations and warranties set forth in Article III shall be true and correct in all material respects on the date of such transaction with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (y) no Event of Default or Default shall have occurred and be continuing; and

               (iii) JCPenney shall have delivered an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such written instrument comply with this Section 6.04(a);

 provided that JCPenney and the Subsidiaries will be permitted to sell, transfer
 --------
and otherwise dispose of Unrestricted Margin Stock without regard to the foregoing restrictions.

         (b) Funding shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, except that Funding may merge into JCPenney or a direct or indirect wholly-owned Subsidiary of JCPenney subject to the satisfaction of the following conditions:

               (i) the corporation formed by such consolidation or into which Funding is merged or the person which acquires by conveyance or transfer the properties and assets of Funding substantially as an entirety shall expressly assume, by an instrument in writing (delivered to the Lenders) the due and punctual payment of the principal and interest, if any, on all the Loans and all other amounts payable by Funding under this Agreement and all the rights, interests and other obligations of Funding under this Agreement;

               (ii) immediately after giving effect to such transaction, (x) the representations and warranties set forth in Article III shall be true and correct in all material respects on the date of such transaction with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (y) no Event of Default or Default shall have occurred and be continuing; and

               (iii) Funding shall have delivered an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such written instrument comply with this Section 6.04(b).

         SECTION 6.05.  Limitations on Liens--Funding.  Funding will not, and
                        ------------------------------
will not permit any of its Subsidiaries to, create or assume any Lien upon any of the property of Funding or any such Subsidiary, whether now owned or hereafter acquired, in connection with the borrowing of money or the acquisition or construction of property; provided, however, that nothing in this Section
                             --------  -------
6.05 shall prevent or be deemed to prohibit:

               (a) Funding or any of its Subsidiaries from acquiring property subject to a Lien existing thereon at the time of acquisition, and assuming the same, or from creating a Lien on property being constructed or acquired to secure a portion of the cost or purchase price thereof, provided, however, that
                                                        --------  -------
         (i) any such Lien shall cover solely fixed assets or other physical properties and (ii) such property is not or shall not thereby become encumbered in an amount in excess of two-thirds of the lesser of the cost and fair value thereof (as determined in good faith by the board of directors of Funding);

               (b) any Subsidiary of Funding from creating a Lien upon all or any part of its property in favor of Funding or a wholly-owned Subsidiary of Funding to secure indebtedness owed by such Subsidiary to Funding or a wholly-owned Subsidiary;

               (c) Liens existing on all or any part of the assets of a Subsidiary of Funding at the time it shall become such a Subsidiary;

               (d) Funding or any of its Subsidiaries from extending, renewing or refunding any Lien permitted by the foregoing provisions of this
         Section 6.05 upon the same property theretofore subject thereto in connection with the extension, renewal or refunding of the indebtedness secured thereby;

               (e) Liens arising under workmen's compensation laws, unemployment insurance laws and old age pensions or other social security benefits or other similar laws;

               (f) Liens securing the performance of bids, tenders, leases, contracts, statutory obligations, surety and appeal bonds, and other obligations of like nature, incurred in the ordinary course of business;

               (g) Liens imposed by law, such as carriers', warehouseman's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business with respect to obligations not then delinquent, or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established;

               (h) Liens for taxes to the extent nonpayment thereof shall be permitted by Section 5.03 hereof;

               (i) Liens incidental to the normal conduct of the business of Funding and its Subsidiaries or the ownership of their property and not securing Funded Indebtedness (including zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto and with respect to leasehold interests, Liens that are incurred, created, assumed or permitted to exist and arise by, through or under or are asserted by a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially impair the value or use of the property used in the business of Funding and its Subsidiaries taken as a whole, or the use of such property for the purpose for which such property is held;

               (j) Liens arising from capitalized lease obligations, such Liens not to extend to any other property of Funding;

               (k) Liens in respect of litigation or other similar proceedings in an amount not to exceed $500,000,000 on an aggregate basis (i) the validity of which is being currently contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of such proceedings shall be stayed during such proceedings) and (ii) for which adequate reserves shall have been established;

               (l) Liens in respect of leases or subleases granted to other persons in the ordinary course of business and not materially interfering with the conduct of business of Funding and its Subsidiaries;

               (m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Funding or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of Funding and its Subsidiaries; or

               (n) Liens in favor of customs and revenue authorities arising as a matter of law securing payment of customs duties in connection with the importation of goods.

         SECTION 6.06.  Conduct of Funding's Business.  (a)  Funding will not,
                        ------------------------------
and will not permit any Subsidiary of Funding to, engage in any business other than dealing in Receivables and Penney Supplier Receivables, making Investments as permitted by paragraph (c) below, financing the acquisition of Receivables and Penney Supplier Receivables and making of such Investments, and any activities incidental or related to the foregoing. Receivables at any time acquired by Funding and its Subsidiaries from JCPenney and its Subsidiaries, together with Receivables previously acquired from JCPenney and its Subsidiaries and then owned by Funding and its Subsidiaries, shall be reasonably representative of the then outstanding Receivables which have arisen in the business of JCPenney and those Subsidiaries of JCPenney from which such Receivables have been or are being acquired; provided, however, that Receivables
                                             --------  -------
at any time acquired and owned by Funding and its Subsidiaries may exclude any type or types of Receivables which are sold or assigned by JCPenney and its Subsidiaries to one or more third parties if in the opinion of Funding's board of directors such type or types of Receivables may be serviced more efficiently or economically by any such third party than by JCPenney, Funding or any such Subsidiary.

         (b) Funding will not, and will not permit any of its subsidiaries to, make any loan or advance to JCPenney or any Subsidiary of JCPenney (other than Funding or a Subsidiary of Funding) except on a basis which in the opinion of Funding's board of directors reasonably reflects sound credit practices at the time of such loan or advance.

         (c) Funding will not, and will not permit any of its subsidiaries to, make any Investments, directly or indirectly, other than

               (i)    Investments in Receivables;

               (ii)   loans and advances to JCPenney and its Subsidiaries;

               (iii) Investments in wholly-owned Subsidiaries of Funding or Investments by any Subsidiary of Funding in Funding;

               (iv)   Investments in Penney Supplier Receivables; and

               (v) Investments in any direct and indirect obligations of the United States of America or any agency thereof having a maturity not in excess of ten years from the date of purchase; obligations having a maturity not in excess of ten years from the date of purchase of any county, municipality or state of the United States of America and having any of the three highest ratings assigned by any nationally recognized organization regularly engaged in rating the investment quality of such obligations; open market commercial paper; bankers' acceptances; certificates of deposit; and other obligations which, in the opinion of Funding's board of directors, are similar in risk, quality and maturity to any of the foregoing.


ARTICLE VII.  EVENTS OF DEFAULT

         In case of the happening of any of the following events ("Events of Default"):

               (a) (i) any representation or warranty made or deemed made pursuant to this Agreement shall prove to have been false or misleading in any respect, or (ii) any material representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to this Agreement shall prove to have been false or misleading in any respect; and only if, in both subsection (i) and subsection
                         ---
         (ii), such falsehood or misleading matter would result in a Material Adverse Effect when so made, deemed made or furnished;

               (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and such default shall continue unremedied for one Business Day;

               (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under this Agreement, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

               (d) default shall be made in the due observance or performance by the Borrowers of any covenant, condition or agreement contained in
         Section 5.01(a), 5.05 or 5.10 or in Article VI and such default shall continue unremedied for a period of five Business Days;

               (e) default shall be made in the due observance or performance by any Borrower or Restricted Subsidiary of any covenant, condition or agreement contained in this Agreement (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to such Borrower or, if such default is able to be cured and such Borrower is using its best efforts to cure such default, such longer period as is reasonably required to cure such default;

               (f) any Borrower or Restricted Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any indebtedness for borrowed money in a principal amount in excess of $50,000,000, when and as the same shall become due and payable (after the expiration of any applicable grace period), and (unless such indebtedness is already due and payable at the time of such default) such default results in an acceleration of such indebtedness and in either case is not cured within five Business Days thereafter or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such indebtedness (other than to the extent arising solely out of the violation by any Borrower or any Subsidiary of any covenant in any way restricting any Borrower's or any Subsidiary's right or ability to sell, pledge or otherwise dispose of Unrestricted Margin Stock) if any failure referred to in this clause (ii) results in an acceleration of such indebtedness that is not annulled or rescinded within 15 days after the date of such acceleration;

               (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower or Material Subsidiary, or of a substantial part of the property or assets of any Borrower or Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or Material Subsidiary or for a substantial part of the property or assets of any Borrower or Material Subsidiary or (iii) the winding-up or liquidation of any Borrower or Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

               (h) any Borrower or Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or Material Subsidiary or for a substantial part of the property or assets of any Borrower or Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

               (i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against any Borrower, any Restricted Subsidiary or any combination of Borrowers and Restricted Subsidiaries and the same shall remain undischarged for a period of 30 consecutive Business Days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Borrower or Restricted Subsidiary to enforce any such judgment;

               (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrowers to the PBGC or to any Plan or Plans in an aggregate amount exceeding $200,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.06, the Administrative Agent shall have notified the Borrowers in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

               (k) Funding (or any permitted successor thereto under Section 6.04(b)) shall cease to be a direct or indirect wholly-owned subsidiary of JCPenney (unless Funding or such permitted successor shall be merged into JCPenney); or

               (l) an Event of Default shall occur under the Tranche A Credit Agreement.

then, and in every such event (other than an event described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (x) terminate forthwith the Commitments and (y) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein to the contrary notwithstanding; and in any event described in paragraph
(g) or (h) above, the Commitments shall automatically and immediately terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, shall automatically and immediately become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein to the contrary notwithstanding.


ARTICLE VIII.  THE ADMINISTRATIVE AGENT

         In order to expedite the transactions contemplated by this Agreement, each Lender hereby appoints the Administrative Agent to act as its agent hereunder. Each of the

Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Administrative Agent.

         The Administrative Agent and its directors, officers, employees and agents shall not be liable as such for any action taken or omitted by any of them, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, except in each case to the extent of its or his own gross negligence or wilful misconduct in connection therewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in this Agreement. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other instruments or agreements; provided, however, that the
                                                  --------  -------
Administrative Agent shall be responsible for its own due execution of this Agreement and any other instrument or agreement relating to this Agreement. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or, when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. The Administrative Agent and its directors, officers, employees and agents shall not have any responsibility to any Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or any Borrower of any of its respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all of its duties hereunder by or through agents of recognized standing or employees and shall be entitled to rely upon the advice of legal counsel of recognized standing selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor; provided, however,
                                                              --------  -------
that any such appointment shall be subject to the prior written consent of JCPenney (which consent shall not be unreasonably withheld so long as such successor shall be (i) a bank with a rating of Aa2 or better from Moody's or a rating of AA or better from S&P, or an Affiliate of any such bank, or (ii) any Co-Agent). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent; provided, however, that any such appointment shall be
                      --------  -------
subject to the prior written consent of JCPenney (which consent shall not be unreasonably withheld so long as such successor shall be (i) a bank with a rating of Aa2 or better from Moody's or a rating of AA or better from S&P, or an Affiliate of any such bank, or (ii) any Co-Agent). Upon the acceptance of any appointment as Administrative Agent hereunder by a permitted successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder. After an Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         The Borrowers shall have the right to replace the Administrative Agent if it requests compensation under Section 2.19, but only in accordance with the provisions of Section 2.20(b).

         With respect to the Loans made by it hereunder, the Administrative Agent (and any Lender appointed as a successor Administrative Agent) in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent (or such successor Administrative Agent) and the Administrative Agent and its Affiliates (and any such successor Administrative Agent and its Affiliates) may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or Subsidiary or any Affiliate of any Borrower as if the Administrative Agent (or such successor Administrative Agent) were not the Administrative Agent.

         Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses (other than expenses in connection with the negotiation, preparation and closing of this Agreement) incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or any of them in any way relating to or arising out of this Agreement or the Transactions or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender shall be liable to the
                                  --------
Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender represents that it has not relied upon Margin Stock owned by JCPenney or any Subsidiary in its credit analysis or its decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

         No Co-Agent shall have any duties or responsibilities hereunder in its capacity as such.


ARTICLE IX.  MISCELLANEOUS

         SECTION 9.01.  Notices.  Notices and other communications provided for
                        --------
herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopier, as follows:

               (a) if to J.C. Penney, to it at J.C. Penney Company, Inc., 6501 Legacy Drive, Mail Code 1304, Plano, TX 75024-3698, Attention of Treasurer
               Telephone:  (972) 431-2011
               Telecopy:  (972) 431-2044
         With a copy to: General Counsel - J.C. Penney Company, Inc., at the same address;

               (b) if to Funding, to it at J.C. Penney Funding Corporation, 6501 Legacy Drive, Mail Code 1304, Plano, TX 75024-3698, Attention of President
               Telephone:  (972) 431-2011
               Telecopy: (972) 431-2044 With a copy to: General Counsel - J.C. Penney Company, Inc., at the same address;

               (c) if to the Administrative Agent, to it at Credit Suisse, Eleven Madison Avenue, New York, NY 10010, Attention of Sean Bernard
               Telephone:  (212) 325-9933
               Telecopy:  (212) 308-2753

               (d) if to a Lender, to it at its address (or telecopy number) set forth in the administrative questionnaire delivered by such Lender to the Administrative Agent.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

         SECTION 9.02.  Survival of Agreement.  All covenants, agreements,
                        ----------------------
representations and warranties made by any Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not been terminated.

         SECTION 9.03.  Binding Effect.  This Agreement shall become effective
                        ---------------
when it shall have been executed by each of the Borrowers and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and permitted assigns in accordance with its terms, except that no Borrower shall have any right to assign or delegate any of its respective rights or duties hereunder or any interest herein without the prior consent of all the Lenders.

         SECTION 9.04.  Successors and Assigns.  (a)  Whenever in this Agreement
                        -----------------------
any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

         (b) Each Lender may assign to an Eligible Assignee, at the expense of the assignor and/or the assignee, all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) pursuant to an Assignment and Acceptance (the "Assignment Instrument"), substantially in the form of Exhibit E, executed by such Eligible Assignee, such assigning Lender (and, in the case of an Eligible Assignee that is not then a Lender or an Affiliate thereof, by the Borrowers and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that
                                                        --------  -------
(i) except in the case of an assignment by a Lender to an Affiliate of such Lender which is a bank or bank holding company or to another Lender, the Borrowers and the Administrative Agent must give their prior written consent to such assignment (which consent in each case shall not be unreasonably withheld),
(ii) the amount of the Commitment of the assigning Lender subject to such assignment (determined as of the date of such assignment) shall not be less than $20,000,000 (or the remaining amount of the Commitment of such Lender), (iii) other than the case of an assignment by a Lender of the remaining amount of the Commitment of such Lender, no Lender shall make more than two assignments (excluding assignments to an Affiliate of such Lender which is a bank or bank holding company or to another Lender) under this Section 9.04(b) after the date hereof and prior to the Maturity Date unless otherwise agreed by the Borrowers in their sole discretion, (iv) the parties to each such assignment shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee shall not in any event be an obligation of the Borrowers) and (v) as of the date of such assignment, except with the prior written consent of JCPenney, (x) the assignee shall not have any right, and shall have no knowledge that such assignment would result in its having the right, to request compensation pursuant to Section 2.13 or 2.19 after giving effect to such assignment in excess of any compensation to which the assigning Lender would have been entitled under such Sections and (y) the parties to such assignment shall have no knowledge that such assignment (A) would cause it to be unlawful for any party thereto to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan or (B) would cause any Borrower to incur any liability under Section 2.15. Upon acceptance and recording pursuant to paragraph (d) of this Section 9.04, from and after the effective date specified in each Assignment Instrument, which effective date shall be at least five days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Instrument, shall have the rights and obligations of, and shall for all purposes be, a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Instrument, be released from its obligations under this Agreement (and, in the case of an Assignment Instrument covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but, subject to Section 2.20, shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning any portion of its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement. No assignment may be made by any Lender except in accordance with the provisions of this Section 9.04(b).

         (c) By executing and delivering an Assignment Instrument, the assignee thereunder shall be deemed to confirm to and agree with the other parties hereto as follows: (i) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Instrument; (ii) such assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iii) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (iv) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall retain a copy of each Assignment Instrument delivered to it and a register for the recordation of the name and address of, and the Commitment of, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Each Lender may without the consent of the Borrowers or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall
--------  -------
remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall not be entitled to the benefit of the provisions contained in Sections 2.13, 2.15, 2.19 and 9.05 and (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than any amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, that would affect the Lender in question and its participants).

         (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure of
                               --------
information designated by such Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information in accordance with Section 9.15.

         (g) Any Lender may at any time, without the consent of any other party hereto, assign all or any portion of its rights under this Agreement and any notes issued to it to a Federal Reserve Bank provided that no such assignment
                                             --------
shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, promptly execute and deliver to the assigning Lender a note with terms in accordance with this Agreement, in a form reasonably acceptable to the Administrative Agent and the Borrower, evidencing the Loans made to the Borrower by the assigning Lender hereunder.

         SECTION 9.05.  Expenses; Indemnity.  (a)  The Borrowers agree, jointly
                        --------------------
and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the negotiation, preparation and closing of this Agreement, including the reasonable fees and disbursements of Simpson Thacher & Bartlett, special counsel for the Administrative Agent, and, only with the written consent of the Borrowers prior to any incurrence, all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with any amendment, modification or waiver of this Agreement. The Borrowers agree, jointly and severally, to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and Lenders, as well as the allocated costs of in-house counsel, in connection with the collection or enforcement of this Agreement.

         (b) The Borrowers agree, jointly and severally, to indemnify the Administrative Agent, CS First Boston Corporation, each Lender and each of their respective directors, officers and employees (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising as a result of (i) any breach by any Borrower of any of its obligations under this Agreement or any agreement or instrument contemplated hereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, if any Indemnitee is at any time a party thereto; provided that such indemnity shall not, as to
                                --------
any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) arise in connection with any judgment rendered by a court of competent jurisdiction in favor of any Borrower and against such Indemnitee, (y) result from the gross negligence or wilful misconduct of such Indemnitee (or, if such Indemnitee is a Lender or the Administrative Agent, any of its directors, officers or employees) or (z) result from any disputes among the Lenders and the Administrative Agent, or any of them, other than disputes resulting from the fault of a Borrower.

         (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Administrative Agent or the Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         SECTION 9.06.  Right of Setoff.  If an Event of Default shall have
                        ----------------
occurred and be continuing and any three Lenders representing at least $50,000,000 in aggregate amount of the Commitments have requested the Administrative Agent, in writing, in accordance with the provisions of Article VII, to declare the Loans to be forthwith due and payable, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender (other than obligations purchased after such Event of Default shall have become known to such Lender), irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Any Lender exercising its rights under this Section shall give notice thereof to JCPenney concurrently with or prior to the exercise of such rights.

         SECTION 9.07.  APPLICABLE LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                        ---------------
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.08.  Waivers; Amendment.  (a)  No failure or delay of the
                        -------------------
Administrative Agent or Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Lenders and the Borrowers hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that
                                                        --------  -------
no such agreement shall

(i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change the Commitment or decrease the Facility Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.16 or Section 9.03, the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or
             -------- -------
otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section, and any consent by any Lender pursuant to this Section shall bind any subsequent assignee of such Lender.

         SECTION 9.09.  Interest and Charges.  Notwithstanding any other
                        ---------------------
provision in this Agreement, no Lender shall ever be entitled to receive, collect or apply, as interest on any amount owing to such Lender under this Agreement or in connection herewith, any amount in excess of the Maximum Amount. If any Lender ever receives, collects or applies, as interest, any such excess, such excess shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the appropriate Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrowers and the Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of this Agreement so that the interest rate is uniform throughout the entire period that any amount is outstanding under or in connection with this Agreement; provided,
                                                                      --------
however, that if any obligation owing to a Lender hereunder or in connection
-------
herewith is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received by such Lender on such obligation for its actual term exceeds the Maximum Amount with respect thereto, such Lender shall refund to the appropriate Borrower the amount of such excess or credit the amount of such excess against the total principal amount of all amounts owing to such Lender hereunder or in connection herewith, and, in such event, such Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount.

         SECTION 9.10.  Entire Agreement.  This written Agreement together with
                        -----------------
the letter agreement with respect to payment of fees of even date herewith represent the final agreement among the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties with respect to the subject matter hereof.

         SECTION 9.11.  Severability.  In the event any one or more of the
                        -------------
provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.12.  Counterparts.  This Agreement may be executed in two or
                        -------------
more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

         SECTION 9.13.  Headings.  Article and Section headings and the Table of
                        ---------
Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.14.  Jurisdiction; Consent to Service of Process.  (a)  Each
                        --------------------------------------------
Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

         (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.15.  Confidentiality.  Notwithstanding anything contained in
                        ----------------
this Agreement to the contrary, the Lenders and the Administrative Agent shall hold in confidence all agreements, statements, reports and information that are not in the public domain concerning the Borrowers and their Subsidiaries that the Administrative Agent or any Lender receives pursuant to or in connection with this Agreement. The Administrative Agent and each of the Lenders shall not distribute any such confidential information to other persons except (a) to its counsel, its Affiliates, its examiners, regulatory authorities and prospective assignees of, or participants in, its interest herein and their respective counsel (each of which shall be instructed to hold the same in confidence, and in the case of any prospective assignee or prospective participant, shall execute an agreement to such effect pursuant to Section 9.04(f) as a condition to receiving a copy of this Agreement and becoming an assignee or participant hereunder), (b) pursuant to legal process, (c) in connection with litigation against or by the Lenders and/or the Administrative Agent arising in connection with this Agreement or (d) with the prior written consent of the Borrowers. The Administrative Agent and each of the Lenders shall give prior or contemporaneous notice to the Borrowers of any disclosure by it of confidential information pursuant to clause (b) or (c) above.

         SECTION 9.16.  Liability of Borrowers.  Except as expressly provided in
                        -----------------------
this Agreement, the obligations of each Borrower hereunder shall be several obligations with respect to Loans made to it.

         IN WITNESS WHEREOF, the Borrowers, the Lenders, the Co-Agents and the Administrative Agent have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             J. C. PENNEY COMPANY, INC.

                             By
                               ------------------------------------------
                               Name:  Robert B. Cavanaugh
                               Title: Vice President and Treasurer


                             J. C. PENNEY FUNDING CORPORATION

                             By
                               ------------------------------------------
                               Name:    Frank N. Napoli
                               Title:  Vice President and Treasurer


                             CREDIT SUISSE, as Administrative Agent and as a Lender

                             By
                               ------------------------------------------
                               Name:
                               Title:

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             BANK OF AMERICA ILLINOIS, as a Co-Agent and as a Lender

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             BANK OF HAWAII

                             By
                               ------------------------------------------
                               Name:
                               Title:

                             THE BANK OF NEW YORK

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             THE BANK OF TOKYO-MITSUBISHI, LTD.

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             BANK ONE, TEXAS, N.A.

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             BANKERS TRUST COMPANY, as a Co-Agent and as a Lender

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             BANQUE NATIONALE DE PARIS

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             BARCLAYS BANK PLC

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             CAISSE NATIONALE DE CREDIT AGRICOLE

                             By
                               ------------------------------------------
                               Name:
                               Title:

                             CANADIAN IMPERIAL BANK OF COMMERCE

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             THE CHASE MANHATTAN BANK, as a Co-Agent and as a Lender

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             CITIBANK, N.A., as a Co-Agent and as a Lender

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                             EUROPEENNE

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             CORESTATES BANK, N.A.

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             THE DAI-ICHI KANGYO BANK, LTD.

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             THE FIRST NATIONAL BANK OF BOSTON

                             By
                               ------------------------------------------
                               Name:
                               Title:

                             THE FIRST NATIONAL BANK OF CHICAGO

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             FIRST SECURITY BANK

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             FIRSTAR BANK MILWAUKEE, N.A.

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             FLEET NATIONAL BANK

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             THE FUJI BANK, LIMITED

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             HIBERNIA NATIONAL BANK

                             By
                               ------------------------------------------
                               Name:
                               Title:

                             THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             INDUSTRIAL BANK OF JAPAN TRUST COMPANY

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             ISTITUTO BANCARIO SAN PAOLO DI TORINO S.P.A.

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, New York Branch

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             MELLON BANK, N.A.

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Co-Agent and as a Lender

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             NATIONAL AUSTRALIA BANK LIMITED A.C.N. 004044937

                             By
                               ------------------------------------------
                               Name:
                               Title:

                             NATIONSBANK OF TEXAS, N.A., as a Co-Agent and as a Lender

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             THE NORTHERN TRUST COMPANY

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             PNC BANK, NATIONAL ASSOCIATION

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             ROYAL BANK OF CANADA

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             THE SAKURA BANK, LIMITED, New York Branch

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             THE SANWA BANK, LIMITED, Dallas Agency

                             By
                               ------------------------------------------
                               Name:
                               Title:

                             THE SUMITOMO BANK, LTD., Houston Agency

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             SUNBANK, NATIONAL ASSOCIATION

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             UMB BANK, N.A.

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             UNION BANK OF SWITZERLAND

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             UNITED STATES NATIONAL BANK OF OREGON

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             WACHOVIA BANK OF GEORGIA, N.A.

                             By
                               ------------------------------------------
                               Name:
                               Title:


                             WELLS FARGO BANK (TEXAS), N.A.

                             By
                               ------------------------------------------
                               Name:
                               Title:

                             THE YASUDA TRUST & BANKING CO., LTD.

                             By
                               ------------------------------------------
                               Name:
                               Title:

                                                                     EXHIBIT A-1


                        FORM OF COMPETITIVE BID REQUEST


Credit Suisse, as Administrative Agent
Eleven Madison Avenue
New York, New York 10010

Attention:  [               ]                                             [Date]

Dear Sirs:

          The undersigned, [              ] (the "Borrower"), refers to the 364-
Day Revolving Credit Agreement dated as of December 3, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among J. C. Penney Company, Inc., J. C. Penney Funding Corporation, the Lenders parties thereto and Credit Suisse, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which Competitive Borrowing is requested to be made:

          (A)  Date of Competitive Borrowing
               (which is a Business Day)
                                                    ------------------------
          (B)  Principal Amount of Competitive
               Borrowing /1/
                                                    ------------------------
          (C)  Interest rate basis /2/
                                                    ------------------------
          (D)  Interest Period and the last
               day thereof /3/
                                                    ------------------------
          Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted, except as otherwise provided in Section 4.01, that the conditions to lending specified in Sections 4.01(b) and (c) of the Credit Agreement have been satisfied.

------------------------------
/1/ Not less than $25,000,000 (and in integral multiples of $5,000,000) or, if less, an aggregate principal amount equal to the Total Commitment on the date of such Borrowing minus the outstanding aggregate principal amount on such date of all Loans.

/2/  Eurodollar Loan, Fixed Rate Loan or CD Loan.

/3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                         Very truly yours,

                         [Name of Borrower]


                         By: --------------------------------------------------
                         Title:  [Responsible Officer] /4/

------------------------------
/4/ Chairman, vice chairman, president, chief financial officer, treasurer or controller of such corporation or any executive or senior vice president of such corporation.

                                                                     EXHIBIT A-2

                   FORM OF NOTICE OF COMPETITIVE BID REQUEST


To the Lenders parties to the
Credit Agreement referred to below
                                                                          [Date]

Dear Sirs:

          Reference is made to the 364-Day Revolving Credit Agreement dated as of December 3, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among J. C. Penney Company, Inc. ("JCPenney"), J.C. Penney Funding Corporation ("Funding"), the Lenders parties thereto and Credit Suisse, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in
the Credit Agreement.  [        ]/1/ made a Competitive Bid Request on [      ],
19[ ], pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [time], on [date]./2/ Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:



          (A)  Date of Competitive Borrowing
                                                     ---------------------------

          (B)  Principal amount of
               Competitive Borrowing
                                                     ---------------------------

          (C)  Interest rate basis
                                                     ---------------------------

          (D)  Interest Period and the last
               date thereof
                                                     ---------------------------

--------------------
/1/  JCPenney or Funding.

/2/ The Competitive Bid must be received by the Agent: (i) in the case of Eurodollar Loans or CD Loans, not later than 9:00 a.m., New York City time, three Business Days before the proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:00 a.m., New York City time, on the day of a proposed Competitive Borrowing.

                              Very truly yours,

                              CREDIT SUISSE,
                              as Administrative Agent

                              By:
                                 -----------------------------------------
                                 Title:


                              By:
                                 -----------------------------------------
                                 Title:

                                                                     EXHIBIT A-3


                            FORM OF COMPETITIVE BID


Credit Suisse, as Administrative Agent
Eleven Madison Avenue
New York, New York 10010


                                                                          [Date]

Attention:  [          ]

Dear Sirs:

          The undersigned, [name of Lender], refers to the 364-Day Revolving Credit Agreement dated as of December 3, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among
J. C. Penney Company, Inc. ("JCPenney"), J. C. Penney Funding Corporation ("Funding"), the Lenders parties thereto and Credit Suisse, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in response
to the Competitive Bid Request made by [        ] /1/ on [        ], 19[  ], and
in that connection sets forth below the terms on which such Competitive Bid is made:

          (A)   Principal Amount /2/                    ------------------------

          (B)   Competitive Bid Rate[s] /3/             ------------------------

          (C)   Interest Period and the
                last day thereof                        ------------------------

          The undersigned hereby confirms that it will, subject only to the conditions set forth in the Credit Agreement, extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Credit Agreement.


--------------------
/1/  JCPenney or Funding.

/2/ An integral multiple of $5,000,000 (unless equal to the requested Competitive Borrowing) and not greater than the requested Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent.

/3/  One or more rates; i.e., LIBO Rate + or - ____%, in the case of Eurodollar
                        ----
     Loans, Adjusted CD Rate + or - ____%, in the case of CD Loans, or ____%, in the case of Fixed Rate Loans.

                              Very truly yours,

                              [NAME OF LENDER]


                              By:
                                 -----------------------------------------------
                                  Title:

                                                                     EXHIBIT A-4


                       FORM OF STANDBY BORROWING REQUEST


Credit Suisse, as Administrative Agent
Eleven Madison Avenue
New York, New York 10010


                                                                          [Date]

Attention:  [             ]

Dear Sirs:

          The undersigned, [        ] (the "Borrower"), refers to the 364-Day
Revolving Credit Agreement dated as of December 3, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among J. C. Penney Company, Inc. ("JCPenney"), J. C. Penney Funding Corporation ("Funding"), the Lenders parties thereto and Credit Suisse, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

          (A)  Date of Standby Borrowing
               (which is a Business Day)                ------------------------

          (B)  Principal Amount of
               Standby Borrowing /1/                    ------------------------

          (C)  Interest rate basis /2/                  ------------------------

          (D)  Interest period and the last
               day thereof /3/                          ------------------------


--------------------
/1/ Not less than $25,000,000 (and in integral multiples of $5,000,000) or, if less, an aggregate principal amount equal to the remaining available balance of the Total Commitment.

/2/ Eurodollar Loan, CD Loan or ABR Loan. Notice under Section 2.04 is necessary to refinance a Standby Borrowing with a Eurodollar Borrowing or CD Borrowing. In the absence of such a notice, unless the Borrowing is repaid at the end of the applicable Interest Period, the Borrower shall be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing.

/3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

          Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted, except as otherwise provided in Section 4.01, that the conditions to lending specified in Sections 4.01(b) and (c) of the Credit Agreement have been satisfied; provided, however, that in the case of a refinancing of a Standby
           --------  -------
Borrowing with a new Standby Borrowing that does not increase the outstanding aggregate principal amount of the Loans of any Lender, the Borrower shall not be subject to the satisfaction of any of the Section 4.01 conditions.

                              Very truly yours,

                              [Name of Borrower]


                              By:-----------------------------------------------
                              Title:  [Responsible Officer]/4/


--------------------
/4/ Chairman, vice chairman, president, chief financial officer, treasurer or controller of such corporation or any executive or senior vice president of such corporation.

                                                                       EXHIBIT B


                               FORM OF GUARANTY

                                   GUARANTY
                                   --------



               This Guaranty Agreement is executed as of this 3rd day of December, 1996, by J. C. Penney Company, Inc., a Delaware corporation ("Guarantor"), in favor of J. C. Penney Funding Corporation, a Delaware corporation ("Funding"), and the Lenders (as defined below).


                                   RECITALS:
                                   --------

          WHEREAS, Funding is a wholly-owned subsidiary of Guarantor;

          WHEREAS, Funding and Guarantor have entered into those certain 364-Day and Five-Year Revolving Credit Agreements (collectively, the "Agreements"), each dated as of December 3, 1996, among Guarantor, Funding, Credit Suisse, as administrative agent for the Lenders, and certain other financial institutions named in the Agreements (collectively, the "Lenders") in amounts not to exceed One Billion Five Hundred Million Dollars ($1,500,000,000) for each such Agreement; and

          WHEREAS, Guarantor is willing to guarantee any borrowings of Funding under the Agreements on the terms set forth herein.

          NOW, THEREFORE, in consideration of the premises, Guarantor hereby agrees as follows:

          1. Subject to the terms and conditions of subordination set forth in this Guaranty, Guarantor hereby unconditionally guarantees in favor of the Lenders, the prompt payment when due of all interest, principal, and other amounts owing under the Agreements (collectively, the "Guaranteed Debt"). This is an unconditional guaranty of payment, and in the event of default by Funding in the payment of interest, principal, or any other amounts payable under the Guaranteed Debt, the Lenders may proceed directly against Guarantor to enforce this Guaranty (including by the institution of legal proceedings) without first proceeding against Funding.

          2. Guarantor acknowledges that it has received and will receive a direct or indirect benefit from the making of this Guaranty and the creation of the Guaranteed Debt.

          3. (a) The Guaranteed Debt shall be subordinated and subject in right of payment to the prior payment in full of any and all other indebtedness for borrowed money incurred, created, assumed, or otherwise guaranteed by Guarantor (collectively referred to as the Guarantor's "Senior Debt").

          (b) In the event of (i) any dissolution or winding-up or total or partial liquidation or reorganization of Guarantor, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership, or similar proceeding relative to Guarantor, or (ii) any default in the payment of principal (including any acceleration or required prepayments or amortization) of or interest on any Senior Debt of Guarantor, then, subject to the provisions of subsection (d) below, the Lenders shall not be entitled to receive any payment under this Guaranty on account of the Guaranteed Debt unless and until all Senior Debt shall have been paid in full or otherwise discharged.

          (c) For purposes of determining the priority of payments between the Senior Debt and the Guaranteed Debt, in the event that the Guaranteed Debt, or any part thereof, is declared due and payable prior to its stated maturity, all principal of and interest and any other amounts due on all Senior Debt outstanding at the time of such declaration as to the Guaranteed Debt shall first have been paid in full, before any payment is made by Guarantor upon the Guaranteed Debt.

          (d) In no event shall any Lender be required by this subordination to refund any amounts paid to it pursuant to this Guaranty on account of the Guaranteed Debt prior to the events specified in subsections (b) and (c) above, and prior to such events the Lenders shall be entitled to be paid hereunder as agreed and to collect any sums due such Lenders hereunder by any lawful means.

          (e) The provisions of this Section are for the purpose of defining the relative rights of the holders of any Senior Debt, on the one hand, and the Lenders, on the other hand, against Guarantor, and nothing herein shall impair, as between the Guarantor and the Lenders, the obligation of Guarantor, which is unconditional and absolute, to guarantee the prompt payment when due of the Guaranteed Debt in accordance with the terms and provisions thereof; nor shall anything herein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights, if any, under this Section of any Senior Debt holder.

          4. The substantive laws of the State of New York shall govern the validity, construction, enforcement, and interpretation of this Guaranty.

          IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

                              J. C. PENNEY COMPANY, INC., a Delaware
                              corporation, as Guarantor


                              By:
                                 -----------------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT C

                          FORM OF CLOSING CERTIFICATE

          Pursuant to Section 4.02(b) of the 364-Day Revolving Credit Agreement, dated as of December 3, 1996 (the "Credit Agreement"; terms defined therein
                                   ----------------
being used herein as therein defined unless otherwise defined herein), among J.
C. Penney Company, Inc. ("JCPenney"), J.C. Penney Funding Corporation ("Funding"), the Lenders parties thereto and Credit Suisse, as Administrative Agent, the undersigned _____________________ of [Name of Borrower] (the

"Certifying Borrower") hereby certifies as follows:
--------------------

          1. The representations and warranties of the Certifying Borrower contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date;

          2. No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to any extensions of credit to be made on the date hereof;

          3.   ____________________ is and at all times since ______________
     19__, has been the duly elected and qualified Assistant Secretary of the Certifying Borrower and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

and the undersigned Assistant Secretary of the Certifying Borrower hereby certifies as follows:

          4. The Certifying Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

          5. Attached hereto as Exhibit A is a complete and true copy of resolutions duly adopted by the Board of Directors of the Certifying Borrower on _________, 19__; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Certifying Borrower now in force with respect to the Credit Agreement;

          6. Attached hereto as Exhibit B is a complete and true copy of the by-laws of the Certifying Borrower as in effect at all times since _________________, 19__ to and including the date hereof; and attached hereto as Exhibit C is a true and complete copy of the certificate of incorporation of the Certifying Borrower as in effect at all times since ___________________, 19__ to and including the date hereof;

          7. The following persons are now duly elected and qualified officers of the Certifying Borrower holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers and the first such officer listed below is duly authorized to execute and deliver on behalf of the Certifying Borrower the Credit Agreement and any certificate or other document to be delivered by the Certifying Borrower pursuant to the Credit Agreement:

     Name              Office                           Signature
     ----              ------                           ---------

                       Vice President and Treasurer
     ---------------                                    ------------------------

                       Assistant Secretary
     ---------------                                    ------------------------


          IN WITNESS WHEREOF, the undersigned have hereto set our names.



------------------------------------      --------------------------------------
Title:  Vice President and Treasurer      Title:  Assistant Secretary

Date:   December 3, 1996

                                                                           DRAFT
                                                                       EXHIBIT D


                              [Name]
                              [Title]
                              [General Counsel]

                              December __, 1996

Each of the lenders named in the
Schedules referred to below

Re:  Revolving Credit Agreements of
     J. C. Penney Company, Inc. and
     J. C. Penney Funding Corporation
     --------------------------------

Dear Sirs:

     As the General Counsel of J. C. Penney Company, Inc., a Delaware corporation ("JCPenney"), and of J. C. Penney Funding Corporation, a Delaware corporation ("Funding"; together with JCPenney, "Borrowers"), I have been asked to render an opinion pursuant to Section 4.02(f) of each of those certain 364-Day and Five-Year Revolving Credit Agreements dated as of December __, 1996 (the "Agreements"), among the Borrowers, Credit Suisse (the "Administrative Agent"), and the lenders listed in Schedule 2.01 of each of the Agreements ("Lenders").

     In rendering the opinion set forth below, I have examined originals, photostatic, or certified copies of the Agreements, the Guaranty of JCPenney referred to in Section 4.02(a)(ii) of each Agreement (the "Guaranty"), the respective corporate records and documents of the Borrowers, copies of public documents, certificates of the officers or representatives of the Borrowers, and such other instruments and documents, and have made such inquiries, as I have deemed necessary as a basis for such opinion. In making such examinations, I have assumed with your consent the genuineness of all signatures (other than the signatures of the Borrowers) and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinion, to the extent I deemed necessary, I have relied upon the representations and warranties of the Borrowers made in the Agreements and upon certificates of the officers of the Borrowers. Capitalized terms not otherwise defined in this opinion letter have the meanings specified in the Agreements.

     Based upon the foregoing, I am of the opinion that:

     1. Each of the Borrowers has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to so qualify would have a Material Adverse Effect. Each of the Borrowers has the requisite corporate power and authority to own, pledge, and operate its properties and assets, to lease the property it operates under lease, and to conduct its business as now conducted.

Each of the lenders named in the Schedules
December __, 1996
Page 2



     2. The execution, delivery, and performance by the Borrowers of the Agreements, the Borrowings by the Borrowers under the Agreements and, in the case of JCPenney, the execution, delivery and performance of the Guaranty (i) are within the corporate power of each of the Borrowers; (ii) have been duly authorized by each of the Borrowers by all necessary corporate action; (iii) are not in contravention of JCPenney's Restated Certificate of Incorporation, as amended, Funding's Certificate of Incorporation, as amended, or either of the Borrower's by-laws; (iv) to the best of my knowledge do not violate any material law, statute, rule, or regulation, or any material order of any Governmental Authority, applicable to either of the Borrowers; (v) do not conflict with or result in the breach of, or constitute a default under, the material indentures, agreements, or other instruments of either of the Borrowers; (vi) do not result in the creation or imposition of any Lien upon any of the property or assets of either of the Borrowers; and (vii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other person party to those agreements described above other than those that have been obtained or made or where the failure to obtain such consent or approval would not result in a Material Adverse Effect.

     3. The Agreements and, in the case of JCPenney, the Guaranty have been duly executed and delivered by each of the Borrowers and constitute the legal, valid, and binding obligation of such Borrower, enforceable against such Borrower in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     4. Neither Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public-utility company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.  To the best of my knowledge after due inquiry, except as set forth in
Schedule 3.09 of each Agreement, no litigation by or before any Governmental Authority is now pending or threatened against JCPenney or Funding (i) which involves the Agreements or the borrowings under the Agreements or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect.

     6. The Support Agreements have been duly executed and delivered by JCPenney and, where applicable, Funding and, as of the Closing Date, are in full force and effect in accordance with their terms.

     7. No part of the proceeds of any Loan will be used for "purchasing" or "carrying" (within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board) any Margin Stock in violation of the applicable requirements of such Regulations.

     The opinions expressed herein are limited to the laws of the State of Delaware with respect to the opinions provided in paragraph 1 (except as to due qualification as a foreign corporation and good standing under the laws of other jurisdictions) and clauses (i), (ii), and (iii) of paragraph 2. The other

Each of the lenders named in the Schedules
December __, 1996
Page 3



opinions expressed are limited to the laws of the State of New York and the laws of the United States. I do not express any opinion herein concerning any laws of any other jurisdictions. The opinion is furnished to you in connection with the transactions contemplated by the Agreements, and may not be relied upon by any other person, firm, or corporation for any purpose or by you in any other context without my prior written consent.

                              Very truly yours,


                              [Name]

                                                                      Exhibit E


                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE


          Reference is made to the 364-Day Revolving Credit Agreement, dated as of December 3, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among J. C. Penney Company, Inc. ("JCPenney"),
           ----------------                                       --------
J.C. Penney Funding Corporation ("Funding"; together with JCPenney, the
                                  -------
"Borrowers"), the Lenders parties thereto and Credit Suisse, as administrative
----------
agent for the Lenders (in such capacity, the "Administrative Agent").  Unless
                                              --------------------
otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The Assignor identified on Schedule l hereto (the "Assignor") and the
                                                             --------
Assignee identified on Schedule l hereto (the "Assignee") agree as follows:
                                               --------

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under
      -----------------
the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an

"Assigned Facility"; collectively, the "Assigned Facilities"), in a principal
 -----------------                      -------------------
amount for each Assigned Facility as set forth on Schedule 1 hereto.

          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any Subsidiary or any other obligor or the performance or observance by any Borrower, any Subsidiary or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto.

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.05 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to
Section 2.19(e) of the Credit Agreement.

          4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective
                                                                  ---------
Date").  Following the execution of this Assignment and Acceptance, it will be
----
delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other instruments and documents delivered pursuant thereto and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance


Name of Assignor:
                  ----------------------------------------------

Name of Assignee:
                  ----------------------------------------------

Effective Date of Assignment:
                              ----------------------------------

Credit                Principal
Facility Assigned     Amount Assigned   Commitment Percentage Assigned/1/
-----------------     ---------------   ---------------------------------

                       $____________               __._________%


[Name of Assignee]                        [Name of Assignor]



By:                                       By:
    ---------------------------------         ---------------------------------
    Title:                                    Title:



Accepted:                                 Consented To:/2/

CREDIT SUISSE, as Administrative Agent    J.C. PENNEY COMPANY, INC.



By:                                       By:
    ---------------------------------         ---------------------------------
    Title:                                    Title:

By:                                       By:
    ---------------------------------         ---------------------------------
    Title:
                                          J. C. PENNEY FUNDING CORPORATION



                                          By:
                                              ---------------------------------
                                              Title:

--------------------
/1/ Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

/2/ Include when the Borrowers' consent is required. See Section 9.04(b) of the Credit Agreement.

                                                                   SCHEDULE 2.01

================================================================================
                BANKS                                          COMMITMENTS
--------------------------------------------------------------------------------
Credit Suisse                                                $   87,500,000
--------------------------------------------------------------------------------
Bank of America Illinois                                     $   62,500,000
--------------------------------------------------------------------------------
Bank of Hawaii                                               $   15,000,000
--------------------------------------------------------------------------------
The Bank of New York                                         $   50,000,000
--------------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi, Ltd.                           $   50,000,000
--------------------------------------------------------------------------------
Bank One, Texas, N.A.                                        $   15,000,000
--------------------------------------------------------------------------------
Bankers Trust Company                                        $   62,500,000
--------------------------------------------------------------------------------
Banque Nationale De Paris                                    $   28,750,000
--------------------------------------------------------------------------------
Barclays Bank PLC                                            $   15,000,000
--------------------------------------------------------------------------------
Caisse Nationale de Credit Agricole                          $   15,000,000
--------------------------------------------------------------------------------
Canadian Imperial Bank of Commerce                           $   50,000,000
--------------------------------------------------------------------------------
The Chase Manhattan Bank                                     $   62,500,000
--------------------------------------------------------------------------------
Citibank, N.A.                                               $   62,500,000
--------------------------------------------------------------------------------
Compagnie Financiere de CIC et de                            $   15,000,000
 l'Union Europeenne
--------------------------------------------------------------------------------
CoreStates Bank, N.A.                                        $   50,000,000
--------------------------------------------------------------------------------
The Dai-Ichi Kangyo Bank, Ltd.                               $   28,750,000
--------------------------------------------------------------------------------
The First National Bank of Boston                            $   28,750,000
--------------------------------------------------------------------------------
The First National Bank of Chicago                           $   28,750,000
--------------------------------------------------------------------------------
First Security Bank                                          $    7,500,000
--------------------------------------------------------------------------------
First Union National Bank of North                           $   28,750,000
 Carolina
--------------------------------------------------------------------------------
Firstar Bank Milwaukee, N.A.                                 $    8,750,000
--------------------------------------------------------------------------------
Fleet National Bank                                          $   50,000,000
--------------------------------------------------------------------------------
The Fuji Bank, Limited                                       $   28,750,000
--------------------------------------------------------------------------------
Hibernia National Bank                                       $    7,500,000
--------------------------------------------------------------------------------
The Hong-Kong Shanghai Banking                               $   15,000,000
 Corporation Limited
--------------------------------------------------------------------------------
Industrial Bank of Japan Trust Company                       $   15,000,000
--------------------------------------------------------------------------------
Istituto Bancario San Paolo di Torino                        $   15,000,000
 S.P.A.
--------------------------------------------------------------------------------
The Long-Term Credit Bank of Japan,                          $   15,000,000
 Limited
--------------------------------------------------------------------------------
Mellon Bank, N.A.                                            $   28,750,000
--------------------------------------------------------------------------------


                                                                               2

================================================================================
                BANKS                                          COMMITMENTS
--------------------------------------------------------------------------------
Morgan Guaranty Trust Company of New York                    $   75,000,000
--------------------------------------------------------------------------------
National Australia Bank Limited                              $   28,750,000
--------------------------------------------------------------------------------
NationsBank of Texas, N.A.                                   $   62,500,000
--------------------------------------------------------------------------------
The Northern Trust Company                                   $   15,000,000
--------------------------------------------------------------------------------
Norwest Bank Minnesota, National Association                 $   15,000,000
--------------------------------------------------------------------------------
PNC Bank, National Association                               $   50,000,000
--------------------------------------------------------------------------------
Royal Bank of Canada                                         $   50,000,000
--------------------------------------------------------------------------------
The Sakura Bank, Limited                                     $   28,750,000
--------------------------------------------------------------------------------
The Sanwa Bank, Limited                                      $   15,000,000
--------------------------------------------------------------------------------
The Sumitomo Bank, Ltd.                                      $   15,000,000
--------------------------------------------------------------------------------
Sunbank, National Association                                $   28,750,000
--------------------------------------------------------------------------------
UMB Bank, N.A.                                               $   10,000,000
--------------------------------------------------------------------------------
Union Bank of Switzerland                                    $   50,000,000
--------------------------------------------------------------------------------
United States National Bank of Oregon                        $   15,000,000
--------------------------------------------------------------------------------
Wachovia Bank of Georgia, N.A.                               $   50,000,000
--------------------------------------------------------------------------------
Wells Fargo Bank (Texas), N.A.                               $   28,750,000
--------------------------------------------------------------------------------
The Yasuda Trust & Banking Co., Ltd.                         $   15,000,000
================================================================================
TOTAL                                                        $1,500,000,000
================================================================================

                                                                   SCHEDULE 3.08



                            RESTRICTED SUBSIDIARIES
                            -----------------------


J.C. Penney Life Insurance Company

J.C. Penney Properties, Inc.

Thrift Drug, Inc.